ISSUER FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-172366-05

Free Writing Prospectus
Preliminary Collateral Term Sheet
$[TBD]
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFRBS Commercial Mortgage Trust 2012-C10

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland plc
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2012-C10

November 15, 2012

Wells Fargo Securities	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

Deutsche Bank Securities
Co-Manager

WFRBS Commercial Mortgage Trust 2012-C10

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Republic Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type(5):	Office
Original Principal Balance(1):	$125,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$125,000,000			Location:	Denver, CO
% of Initial Pool Balance:	TBD			Size:	1,302,107 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$215.04
Borrower Name:	BOP Republic Plaza I LLC and BOP Republic Plaza II LLC			Year Built/Renovated:	1982/2002
Sponsor:	Brookfield Office Properties			Title Vesting:	Fee
Mortgage Rate:	4.240%			Property Manager:	Self-managed
Note Date:	November 2, 2012			3rd Most Recent Occupancy (As of):	94.3% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.2% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	92.1% (12/31/2011)
IO Period:	36 months			Current Occupancy (As of):	94.5% (9/30/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$24,754,363 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$24,258,113 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$25,132,202 (TTM 6/30/2012)
Lockbox Type(2):	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$43,855,093
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$16,311,223
				U/W NOI:	$27,543,870
Escrows and Reserves:				U/W NCF:	$25,543,693
				U/W NOI DSCR(1):	1.67x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.55x
Taxes	$3,495,886	$499,412	NAP	U/W NOI Debt Yield(1):	9.8%
Insurance(3)	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.1%
Replacement Reserves	$27,217	$27,217	NAP	As-Is Appraised Value:	$535,400,000
Deferred Maintenance(4)	$74,688	$0	NAP	As-Is Appraisal Valuation Date:	October 8, 2012
TI/LC(4)	$2,358,462	$140,000	$5,000,000	Cut-off Date LTV Ratio(1):	52.3%
Rent Concession Reserve(4)	$238,060	$0	NAP	LTV Ratio at Maturity or ARD(1):	45.5%

(1)
The Republic Plaza Loan Combination, totalling $280,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 (the “Republic Plaza Mortgage Loan”) had an original balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and will be contributed to the WFRBS 2012-C10 trust.  Note A-2 (the “Republic Plaza Companion Loan”) had an original balance of $155,000,000 and is expected to be contributed to a future trust.  Note A-2 will be the controlling interest of the Republic Plaza Loan Combination.  All presented statistical information related to balances per square foot, loan-to-value ratio, debt service coverage ratio and debt yields are based on the Republic Plaza Loan Combination.

(2)
A Cash Trap Event Period will commence upon the earlier of: (i) the occurrence and continuance of an event of default or (ii) the DSCR, tested quarterly, being less than 1.32x.  A Cash Trap Event Period will expire upon: the cure of such event of default, or when the DSCR is 1.42x or greater for two consecutive calendar quarters.

(3)
Monthly insurance deposits are not required as long as no event of default has occurred and is continuing, borrower provides evidence of an acceptable blanket insurance policy and the borrower provides the lender with proof of full payment in a timely manner.

(4)
The sponsor posted a guaranty for all of the following: outstanding tenant improvements and leasing commissions, monthly tenant improvement and leasing commissions escrow deposits, a deferred maintenance deposit and outstanding tenant rent concessions.

(5)	The collateral for the Republic Plaza Loan Combination also includes a non-contiguous 12-story parking garage with approximately 1,275 stalls located one block from the Republic Plaza property.

The Mortgage Loan.  The mortgage loan (the “Republic Plaza Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) that are secured by a first mortgage encumbering a 56-story office building and a non-contiguous 12-story parking garage structure located in Denver, Colorado (the “Republic Plaza Property”).  The Republic Plaza Loan Combination was originated on November 2, 2012 by Wells Fargo Bank, National Association.  The Republic Plaza Loan Combination had an original balance of $280,000,000 and accrues interest at an interest rate of 4.240% per annum.  The Republic Plaza Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Republic Plaza Loan Combination matures on December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Note A-1 will be contributed to the WFRBS 2012-C10 Trust, had an original principal balance of $125,000,000 and has an outstanding principal balance as of the Cut-off Date of $125,000,000 (the “Republic Plaza Mortgage Loan”).  Note A-2 had an original principal balance of $155,000,000, is expected to be securitized in a future trust and will represent the controlling interest in the Republic Plaza Loan Combination (the “Republic Plaza Companion Loan”).

Following the lockout period, the borrower will have the right to defease the Republic Plaza Loan Combination in whole, or in part, on any due date before the scheduled maturity date.  In addition, the Republic Plaza Loan Combination is prepayable without penalty on or after September 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$280,000,000	100.0%	Loan payoff(1)	$152,426,276	54.4%
			Reserves	3,023,691	1.1
			Closing costs	13,800,000	4.9
			Return of equity	110,750,033	39.6
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%

(1)	The Republic Plaza Property was previously securitized in JPMCC 2004-C2.

The Property.  The Republic Plaza Property is a 56-story class A office building containing approximately 1,302,107 rentable square feet and a non-contiguous 12-story parking garage located one block southwest of the office property all located in the central business district of Denver, Colorado.  Built in 1982, the Republic Plaza Property is the tallest building in Denver and is situated on a 2.3-acre parcel.  The 12-story parking garage provides approximately 1,275 parking spaces and was built in 1982.  Parking is also provided by a subterranean parking structure at the office property, which accounts for approximately 206 spaces and a parking ratio of 1.1 spaces per 1,000 square feet of rentable area.  The Republic Plaza Property serves as the United States headquarters for Encana Oil & Gas, DCP Midstream, LP and Wheeler Trigg O’Donnell LLP.  Tenancy also includes several wealth management divisions for financial institutions such as: Merrill Lynch, Citigroup, Bank of America, Morgan Stanley and UBS.   As of September 30, 2012, the Republic Plaza Property was 94.5% leased to 58 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The following table presents certain information relating to the tenancies at the Republic Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Encana Oil & Gas	NR/Baa2/BBB	452,972	34.8%	$20.55	$9,308,575(2)	36.0%	4/30/2019(3)(4)
DCP Midstream, LP	NR/NR/NR	153,983	11.8%	$24.06	$3,704,405	14.3%	5/31/2016(5)(6)
Wheeler Trigg O’Donnell LLP	NR/NR/NR	77,264	5.9%	$20.61	$1,592,420	6.2%	1/31/2023(7)
Venoco, Inc.	NR/NR/NR	47,205	3.6%	$22.85	$1,078,799	4.2%	3/31/2014
Samson Resources	NR/NR/NR	61,932	4.8%	$17.17	$1,063,466	4.1%	3/31/2021(8)
The Gary Williams Company	NR/NR/NR	38,612	3.0%	$20.13	$777,230	3.0%	7/31/2013
Merrill Lynch, Pierce, Fenner	A/Baa2/A-	26,752	2.1%	$24.00	$642,048	2.5%	2/28/2018
Citigroup Global Markets	A/Baa2/A-	29,770	2.3%	$20.03	$596,293(9)	2.3%	6/30/2015(10)
Total Major Tenants		888,490	68.2%	$21.12	$18,763,235	72.6%

Non-Major Tenants		342,507	26.3%	$20.65	$7,072,674	24.4%

Occupied Collateral Total		1,230,997	94.5%	$20.99	$25,835,908	100.0%

Vacant Space		71,110	5.5%

Collateral Total		1,302,107	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent was derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $17.50 per square foot.
(3)
On or after February 1, 2013, Encana Oil & Gas (“Encana”) has a one-time right to surrender one or two full floors with 12 months notice provided: (i) the tenant is not subleasing more than 20% of their leased square footage; (ii) the surrendered floors are on floor 18 or higher; and (iii) Encana will pay an amount equal to six months of rent for surrendered spaces plus the unamortized cost of the landlord concessions as outlined in the lease agreement.

(4)
If Encana does not renew its lease for 452,927 square feet at a term of no less than five years from the lease expiration date, or replacement lease(s) approved by the lender are not signed prior to June 30, 2017, the sponsor will post an escrow, letter of credit or a guaranty for $18,118,880 less the actual tenant improvements and leasing costs in connection with a replacement lease(s) or a renewed Encana lease.

(5)	10,543 square feet expires on September 14, 2014.
(6)	DCP Midstream, LP may terminate its lease with respect to 10,543 square feet if the tenant renews its lease or expands on the 21st floor.
(7)
Prior to March 31, 2017, Wheeler Trigg O’Donnell LLP has a one-time right to terminate its lease for one floor (approximately 25,221 square feet) of its leased space (but in no event less than 10,000 square feet).

(8)
Samson Resources may terminate its lease any time after March 31, 2017 so as long as they are not in default under the terms of their lease and not subleasing more than 50% of their leased square footage.

(9)	The Annual U/W Base Rent was derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $18.50 per square foot.
(10)	Citigroup Global Markets has the right to terminate their lease with respect to 5,866 square feet after December 31, 2013.

The following table presents certain information relating to the lease rollover schedule at the Republic Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	11,121	0.9%	11,121	0.9%	$155,694	$14.00
2013	20	62,740	4.8%	73,861	5.7%	$1,388,160	$22.13
2014	13	81,845	6.3%	155,706	12.0%	$1,758,307	$21.48
2015	12	63,465	4.9%	219,171	16.8%	$1,355,588	$21.36
2016	17	173,324	13.3%	392,495	30.1%	$4,121,196	$23.78
2017	6	22,230	1.7%	414,725	31.9%	$452,425	$20.35
2018	11	54,538	4.2%	469,263	36.0%	$1,142,484	$20.95
2019	28	501,315	38.5%	970,578	74.5%	$10,207,506	$20.36
2020	7	38,286	2.9%	1,008,864	77.5%	$881,196	$23.02
2021	13	114,800	8.8%	1,123,697	86.3%	$2,159,058	$18.81
2022	3	4,848	0.4%	1,128,512	86.7%	$117,560	$24.25
Thereafter	5	102,485	7.9%	1,230,997	94.5%	$2,147,282	$20.95
Vacant	0	71,110	5.5%	1,302,107	100.0%	$0	$0.00
Total/Weighted Average	136	1,302,107	100.0%			$25,835,908	$20.99
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The following table presents historical occupancy percentages at the Republic Plaza Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
94%	94%	92%
(1) Information obtained from borrower rent rolls.

Market Overview and Competition.  According to the appraisal, the Republic Plaza Property is located at the northwest corner of 16th Street and Tremont Place in the central business district of Denver, Colorado.  The Republic Plaza Property is located approximately 24 miles from Denver International Airport, the fifth busiest airport in the United States and the second largest in the world by land area.  Access to the Republic Plaza Property is provided by the 16th Street Mall Shuttle, the Denver Regional Transport District bus line as well as Union Station, which is located approximately one mile away from the Republic Plaza Property.  Denver’s central location in the country allows it to serve as a major transportation hub for the western United States and the largest employers are in the trade, transportation and utilities industries.  As of year-end 2011, the unemployment rate for the Denver MSA was 8.6%.

According to the appraisal, the Republic Plaza Property is located within the central business district office submarket and the appraiser identified a competitive set that contains approximately 4.7 million square feet of office space.  The submarket vacancy and market rental rate for the appraiser’s competitive set is approximately 9.9% and $26.11 per square foot on a triple net basis, respectively as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the Republic Plaza Property:

Competitive Set(1)

	Republic Plaza (Subject)	Tabor Center	1801 California Street	Wells Fargo Center	1900 Sixteenth Street	1800 Larimer Street	Seventeenth Street Plaza
Location	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO
Distance from Subject	--	1.3 miles	0.7 miles	0.1 miles	1.4 miles	1.1 miles	1.3 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2002	1985/2000	1982/NAP	1983/NAP	2009/NAP	2010/NAP	1982/NAP
Number of Stories	52	30	52	52	18	22	32
Total GLA	1,302,107 SF	571,722 SF	1,317,046 SF	1,204,089 SF	400,538 SF	495,518 SF	666,653 SF
Total Occupancy	95%	98%	40%	88%	87%	88%	90%

(1)      Information obtained from the appraisal dated October 8, 2012.

The Sponsor.  The sponsor for the Republic Plaza Loan Combination is Brookfield Properties Investor Corporation, which is indirectly owned by Brookfield Office Properties (“BOP”).  BOP is a publicly traded REIT (NYSE: BPO) headquartered in Toronto, Ontario and has ownership interests in 108 properties totaling approximately 78.0 million square feet located internationally in the downtown core markets of New York, Washington DC, Houston, Los Angeles, Denver, Toronto, Calgary, Ottawa, Melbourne and Sydney.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Concord Mills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$110,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$110,000,000			Location:	Concord, NC
% of Initial Pool Balance:	TBD			Size:	1,285,834 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$85.55
Borrower Name:	Mall at Concord Mills Limited Partnership			Year Built/Renovated:	1999/NAP
Sponsor:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.836%			Property Manager:	Simon Management Associates II, LLC
Note Date:	October 15, 2012			3rd Most Recent Occupancy (As of):	92.1% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.9% (12/31/2010)
Maturity Date:	November 1, 2022			Most Recent Occupancy (As of):	96.6% (12/31/2011)
IO Period:	120 months			Current Occupancy (As of)(5):	98.3% (10/10/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$27,847,975 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$28,885,682 (12/31/2011)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$28,947,661 (TTM 8/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$41,169,453
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$11,273,235
				U/W NOI:	$29,896,218
				U/W NCF:	$28,618,726
				U/W NOI DSCR(1) :	3.27x
Escrows and Reserves:				U/W NCF DSCR(1):	3.13x
				U/W NOI Debt Yield(1):	12.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.2%
Taxes(2)	$0	Springing	NAP	As-Is Appraised Value:	$435,000,000
Insurance(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 24, 2012
Replacement Reserves(4)	$0	Springing	$646,000	Cut-off Date LTV Ratio(1):	54.0%
TI/LC Reserve(4)	$0	Springing	$1,800,000	LTV Ratio at Maturity or ARD(1):	54.0%

(1)
The Concord Mills Loan Combination, totalling $235,000,000, is comprised of two pari passu notes (Notes A-1 and Note A-2).  Note A-2, (the “Concord Mills Mortgage Loan”), had an original balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and will be contributed to the WFRBS 2012-C10 Trust.  Note A-1, (the “Concord Mills Loan”), had an original balance of $125,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value, debt service coverage ratios, and debt yields are based on the Concord Mills Loan Combination.

(2)	No monthly tax escrow is required so long as no Lockbox Event (as defined in the loan documents) has occurred or is continuing under the Concord Mills Loan Combination.
(3)
No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under the Concord Mills Loan Combination and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy.

(4)	No monthly replacement reserve or tenant improvement and leasing commissions reserve is required so long as no Lockbox Event has occurred or is continuing.
(5)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The Mortgage Loan.  The mortgage loan (the “Concord Mills Loan Combination”) is evidenced by a two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Concord, North Carolina (the “Concord Mills Property”). The Concord Mills Loan Combination was originated on October 15, 2012 by The Royal Bank of Scotland. The Concord Mills Loan Combination had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.836% per annum.  The Concord Mills Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Concord Mills Loan Combination. The Concord Mills Loan Combination matures on November 1, 2022.  Note A-2 will be contributed to the WFRBS 2012-C10 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000 (the “Concord Mills Mortgage Loan”). Note A-1 had an original principal balance of $125,000,000, is expected to be contributed to a future trust, and will represent the controlling interest in the Concord Mills Loan Combination (the “Concord Mills Loan”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Following the lockout period, the borrower will have the right to defease the Concord Mills Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Concord Mills Loan Combination is prepayable without penalty on or after May 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$235,000,000	100.0%	Loan payoff(1)	$155,524,336	66.2%
			Reserves	0	0.0
			Closing costs	883,389	0.4
			Return of equity	78,592,275	33.4
Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	The Concord Mills Property was previously securitized in JPMCC 2003-C1.

The Property.  The Concord Mills Property is an approximately 1.3 million square foot single-level, regional mall located across Interstate 85 from the Charlotte Motor Speedway in Concord, North Carolina, approximately 14 miles north of the Charlotte, North Carolina central business district. The Concord Mills Property is anchored by Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres and Dave & Buster’s.  The Concord Mills Property opened in 1999 and as of October 10, 2012, the Concord Mills Property was 98.3% leased by approximately 151 tenants, excluding seasonal and temporary tenants. In-line stores include Saks Fifth Avenue Off 5th, Michael Kors, Polo Ralph Lauren Factory Store, Coach, Tommy Hilfiger, Forever 21, Nike Factory Outlet and more than 145 other retailers and restaurants.  The five largest tenants, Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres, Dave & Buster’s and TJ Maxx & More (representing aggregately 33.0% of net rentable area and 20.6% of base rent), have been at the Concord Mills Property since the year it was developed in 1999. In aggregate, tenants representing a total of 48.8% of net rentable area have been at the Concord Mills Property since it was developed in 1999.

For the trailing 12-month period ending July 31, 2012, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $417 per square foot. Occupancy costs for comparable tenants occupying less than 10,000 square feet averaged 11.0% for the trailing 12-month period ended July 31, 2012.

The following table presents certain information relating to the tenancies at the Concord Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Bass Pro Shops Outdoor	NR/NR/NR	134,790	10.5%	$9.09	$1,225,000	5.1%	$348	2.7%	9/10/2014
Burlington Coat Factory	NR/B3/B-	100,498	7.8%	$5.50	$552,739	2.3%	$109	6.1%	1/31/2015
Total Anchor Tenants		235,288	18.3%	$7.56	$1,777,739	7.4%

Other Major Tenants

AMC Theatres	NR/NR/NR	83,732	6.5%	$21.00	$1,758,372	7.3%	(5)	17.8%	9/30/2019
Dave & Buster’s	NR/NR/NR	53,077	4.1%	$18.00	$955,386	4.0%	$148	15.8%	8/28/2014
Forever 21	NR/NR/NR	29,367	2.3%	$25.54	$750,000	3.1%	$398	8.4%	6/30/2022
T.J. Maxx & More	NR/A3/A	51,937	4.0%	$9.25	$480,417	2.0%	$227	4.9%	1/31/2015
Bed Bath & Beyond	NR/NR/BBB+	35,515	2.8%	$10.25	$364,029	1.5%	$243	4.8%	1/31/2015
Best Buy(6)	BB+/Baa2/BB+	35,807	2.8%	$9.00	$322,263	1.3%	NAV	NAV	1/31/2021
Total Anchor Tenants		289,435	22.5%	$16.00	$4,630,467	19.2%

Non-Major Tenants		738,697	57.4%	$23.93	$17,675,703	73.4%

Occupied Collateral(7)		1,263,420	98.3%	$19.06	$24,083,909	100.0%

Vacant Space		22,414	1.7%

Collateral Total		1,285,834	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through June 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending July 31, 2012.
(4)	Occupancy costs include base rent, reimbursements and percentage rent as applicable.
(5)	AMC Theatres operates with 24 screens at the Concord Mills Property and had sales per screen of $432,755 for the trailing 12-month period ending July 31, 2012.
(6)	Best Buy is not required to report sales.
(7)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Concord Mills Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM
Bass Pro Shops Outdoor	$333	$330	$347	$348
Burlington Coat Factory	$122	$116	$117	$109
AMC Theatres	(2)	(2)	(2)	(2)
Dave & Buster’s	$147	$139	$139	$148
Forever 21(3)	$565	$565	$691	$398
T.J. Maxx & More	$234	$240	$236	$227
Bed Bath & Beyond	$227	$213	$232	$243
Best Buy(4)	NAV	NAV	NAV	NAV

Total In-line (<10,000 square feet)(5)	$357	$387	$389	$417
Occupancy Costs(5)	12.5%	11.6%	11.8%	11.0%
(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for AMC Theatres (24 screens) were $381,609, $423,684, $524,930 and $432,755 in 2009, 2010, 2011 and the trailing 12-month period ending July 31, 2012, respectively.
(3)
In 2012, Forever 21 expanded its space from 6,735 square feet (0.5% of net rentable square footage) to 29,367 square feet (2.3% of net rentable square footage). The TTM sales per square foot is based on the larger space, while 2009, 2010 and 2011 sales are based on the smaller space.

(4)	Best Buy is not required to report sales.
(5)	Represents tenants less than 10,000 square feet who were in occupancy since July 31, 2010, two years from the end of the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Concord Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	6	11,287	0.9%	11,287	0.9%	$461,889	$40.92
2013	9	30,695	2.4%	41,982	3.3%	$531,534	$17.32
2014	27	311,345	24.2%	353,327	27.5%	$4,968,410	$15.96
2015	21	294,281	22.9%	647,608	50.4%	$4,140,120	$14.07
2016	16	83,196	6.5%	730,804	56.8%	$1,742,723	$20.95
2017	19	75,644	5.9%	806,448	62.7%	$2,208,596	$29.20
2018	6	48,458	3.8%	854,906	66.5%	$1,257,428	$25.95
2019	12	167,501	13.0%	1,022,407	79.5%	$3,534,195	$21.10
2020	9	39,627	3.1%	1,062,034	82.6%	$1,022,813	$25.81
2021	11	95,691	7.4%	1,157,725	90.0%	$1,824,284	$19.06
2022	13	70,735	5.5%	1,228,460	95.5%	$1,976,407	$27.94
Thereafter	2	34,960	2.7%	1,263,420	98.3%	$415,510	$11.89
Vacant(4)	0	22,414	1.7%	1,285,834	100.0%	$0	$0.00
Total/Weighted Average	151	1,285,834	100.0%			$24,083,909	$19.06
(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The following table presents historical occupancy percentages at the Concord Mills Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
92%	96%	97%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is presented exclusive of temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Market Overview and Competition.  The Concord Mills Property is located in Concord, North Carolina, approximately 14 miles northeast of the Charlotte central business district. The Concord Mills Property is located in a commercial area approximately two miles west of Charlotte Motor Speedway, and 1.5 miles north of the intersection of Interstate 85 and Interstate 485.

Per the appraisal, population within a fifteen-mile radius of the Concord Mills Property (the primary trade area) was recorded as 828,654 in 2012, representing a 2.7% compounded annual growth rate since 2000. Within the same radius, average household income was recorded as $66,287 in 2012, representing a 1.0% compounded annual growth rate since 2000, which compares favorably to both the Charlotte central business district and national average household income of $69,255 and $67,303, respectively.

The appraiser estimated triple net market rent for in-line retail suites under 10,000 square feet to be $25.83 per square foot, excluding kiosk, restaurant and jewelry tenants. Additionally, based on an average of comparable properties, the appraiser projected a vacancy rate of four percent based on historical occupancy at the Concord Mills Property and the occupancy levels of competitive properties.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Concord Mills Property:

Competitive Set(1)

	Concord Mills (Subject)	Afton Ridge SC	Shoppes at University Place	Carolina Mall	Northlake Mall
Market	Concord, NC	Concord, NC	Charlotte, NC	Concord, NC	Charlotte, NC
Distance from Subject	––	5.0 miles	6.0 miles	10.0 miles	11.0 miles
Property Type	Regional Mall	Anchored	Anchored	Regional Mall	Regional Mall
Year Built/Renovated	1999/NAP	2006/NAV	1984/2011	1972/1999	2005/NAV
Anchors	Bass Pro Shops Outdoor, Burlington Coat, AMC Theatre, TJ Maxx	Target, Dick’s, Best Buy, Marshall’s	Dick’s, Office Depot, Old Navy, TJ Maxx	Belk, JC Penney’s, Sears	Belk, Dick’s, Dillard’s, Hecht’s, AMC Theatres
Total GLA	1,285,834 SF	503,366 SF	801,295 SF	554,270 SF	1,096,719 SF
Total Occupancy	98%	98%	76%	99%	98%

(1)	Information obtained from the appraisal dated October 4, 2012.

The Sponsor.  The sponsor for the Concord Mills Mortgage Loan is Simon Property Group, L.P. (“SPG”). SPG is a large real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 337 properties comprising 245 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,500 people in the United States and is headquartered in Indianapolis, Indiana.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dayton Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$82,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$82,000,000			Location:	Dayton, OH
% of Initial Pool Balance:	TBD			Size:	778,487 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$105.33
Borrower Name:	Dayton Mall II, LLC			Year Built/Renovated:	1970/2012
Sponsor:	Glimcher Properties Limited Partnership			Title Vesting:	Fee
Mortgage Rate:	4.570%			Property Manager:	Glimcher Properties Limited Partnership; Glimcher Development Corporation
Note Date:	August 22, 2012			3rd Most Recent Occupancy (As of):	94.2% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.1% (12/31/2010)
Maturity Date:	September 1, 2022			Most Recent Occupancy (As of):	94.9% (12/31/2011)
IO Period:	60 months			Current Occupancy (As of):	92.2% (7/24/2012)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$10,544,377 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$10,438,840 (12/31/2011)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of):	$10,437,303 (TTM 6/30/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$18,220,700
				U/W Expenses:	$8,025,764
Escrows and Reserves:				U/W NOI:	$10,194,936
				U/W NCF:	$9,457,177
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	2.03x
Taxes(1)	$0	Springing	NAP	U/W NCF DSCR:	1.88x
Insurance(1)	$0	Springing	NAP	U/W NOI Debt Yield:	12.4%
Replacement Reserves(2)	$0	Springing	NAP	U/W NCF Debt Yield:	11.5%
Deferred Maintenance	$1,517,001	$0	NAP	As-Is Appraised Value:	$125,000,000
TI/LC(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 25, 2012
Dress Barn Reserve(4)	$456,667	$0	NAP	Cut-off Date LTV Ratio:	65.6%
Dick’s Sporting Goods Reserve(5)	$3,711,437	$0	NAP	LTV Ratio at Maturity or ARD:	60.1%

(1)
The loan documents do not require monthly escrows for real estate taxes or insurance provided a Cash Trap Event Period (defined as an event of default or the U/W NOI Debt Yield falling below 9.75%) does not exist.

(2)
Monthly Replacement Reserves are not required as long as the actual debt service coverage ratio is greater than or equal to 1.75x.  In the event the actual debt service coverage ratio is less than 1.75x, the borrower is required to deposit monthly replacement reserves in an amount equal to $12,975.

(3)
Monthly TI/LC reserves are not required as long as the actual debt service coverage ratio is greater than or equal to 1.75x.  In the event the actual debt service coverage ratio is less than 1.75x, the borrower is required to deposit monthly TI/LC reserves in an amount equal to $57,091.

(4)	The upfront Dress Barn Reserve is related to outstanding tenant improvements allowances and leasing commissions for Dress Barn.
(5)
The Dick’s Sporting Goods Reserve is related to the remaining cost of construction of the Dick’s Sporting Good’s space, five months of Dick’s Sporting Goods rent and outstanding leasing commissions. Dick’s Sporting Goods opened on November 7, 2012. This reserve is likely to be released in the near term.

The Mortgage Loan.  The mortgage loan (the “Dayton Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Dayton, Ohio (the “Dayton Mall Property”).  The Dayton Mall Mortgage Loan was originated on August 22, 2012 by Wells Fargo Bank, National Association. The Dayton Mall Mortgage Loan had an original principal balance of $82,000,000, has an outstanding principal balance as of the Cut-off Date of $82,000,000 and accrues interest at an interest rate of 4.570% per annum.  The Dayton Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Dayton Mall Mortgage Loan will mature on September 1, 2022.

Following the lockout period, the borrower will have the right to defease the Dayton Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Dayton Mall Mortgage Loan is prepayable without penalty on or after June 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

Sources and Uses(1)

Sources			Uses
Original trust loan amount	$82,000,000	100.0%	Loan payoff(2)	$50,031,597	61.0%
			Reserves	5,685,105	6.9
			Return of equity	26,283,298	32.1
Total Sources	$82,000,000	100.0%	Total Uses	$82,000,000	100.0%
(1)	The sponsor has approximately $58.2 million of cash equity remaining in the Dayton Mall Property based on a cost basis of $140.2 million.
(2)	The debt on the Dayton Mall Property was previously held by KeyBank National Association.

The Property.  The Dayton Mall Property is an enclosed two-story regional mall located in Dayton, Ohio, which is anchored by Macy’s (not part of the collateral), Elder Beerman (not part of the collateral), Sears (not part of the collateral) and JC Penney that contains approximately 1.4 million square feet of which 778,487 square feet secures the Dayton Mall Mortgage Loan. The property is situated on 56.3 acres and was built in 1970. The Dayton Mall Property was renovated in 1984, 1996, 2006 and 2012. The 2006 renovation included the addition of an 85,000 square foot lifestyle component, which the sponsor invested approximately $30.0 million to complete. The 2012 renovation includes the construction of a Dick’s Sporting Goods, which opened November 7, 2012.  Parking is provided by 5,748 surface spaces resulting in a parking ratio of four spaces per every 1,000 square feet of gross leasable area.  The Dayton Mall Property’s mix of in-line tenants includes American Eagle, Express, Aeropostale, Victoria’s Secret and Forever 21. For the trailing 12-month period ending August 31, 2012, comparable in-line sales (for tenants occupying less than 10,000 square feet) averaged $315 per square foot and for the same period comparable in-line occupancy costs (for tenants occupying less than 10,000 square feet) averaged 11.6%.  As of July 24, 2012, the Dayton Mall Property was 92.2% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

The following table presents certain information relating to the tenancies at the Dayton Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Macy’s	BBB/Baa3/BBB	268,943	ANCHOR-OWNED - NOT PART OF THE COLLATERAL
Elder Beerman	B-/B3/B-	203,548	ANCHOR-OWNED - NOT PART OF THE COLLATERAL
Sears	B/B3/CCC+	185,790	ANCHOR-OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
JC Penney	BB-/Ba3/B+	178,686	23.0%	$4.27	$762,552	7.1%	$134	3.3%	3/31/2016
Dick’s Sporting Goods	NR/NR/NR	50,000	6.4%	$11.25	$562,500	5.3%	NAV(4)	NAV(4)	10/31/2022
Total Anchor Tenants - Collateral		228,686	29.4%	$5.79	$1,325,052	12.4%

Major Tenants - Collateral
DSW Shoe Warehouse	NR/NR/NR	22,314	2.9%	$16.00	$357,024	3.3%	NAV(5)	NAV(5)	1/31/2023
Osterman’s Jewelers	NR/NR/NR	2,468	0.3%	$101.30	$250,000	2.3%	$668	18.4%	1/31/2015
Forever 21	NR/NR/NR	11,358	1.5%	$22.00	$249,876	2.3%	$247	15.5%	8/31/2013
Ulta Cosmetics	NR/NR/NR	9,461	1.2%	$26.00	$245,986	2.3%	$329	10.5%	8/31/2017
Old Navy	BBB-/Baa3/BB+	17,276	2.2%	$14.00	$241,864	2.3%	$260	5.4%	7/31/2015
Total Major Tenants – Collateral		62,877	8.1%	$21.39	$1,344,750	12.6%

Non-Major Tenants - Collateral		426,587	54.8%	$18.85	$8,039,630	75.1%

Occupied Collateral Total		718,150	92.2%	$14.91	$10,709,432	100.0%

Vacant Space		60,337	7.8%

Collateral Total		778,487	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending August 31, 2012.
(3)	Occupancy costs include base rents and reimbursements, as applicable.
(4)
Sales and occupancy costs are unavailable as Dick’s Sporting Goods recently opened on November 7, 2012. An upfront reserve is in place related to the cost of construction of the Dick’s Sporting Good’s space, five months of Dick’s Sporting Goods rent and outstanding leasing commissions.

(5)	Sales and occupancy costs are unavailable for the full trailing 12 months as DSW Shoe Warehouse was relocated in February 2012 as a result of the Dick’s Sporting Goods construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Dayton Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 8/31/2012
Macy’s	NAV	NAV	NAV	NAV
Elder Beerman	NAV	NAV	NAV	NAV
Sears	NAV	NAV	NAV	NAV
JC Penney	$141	$136	$135	$134
Dick’s Sporting Goods(2)	NAP	NAP	NAP	NAP

Total In-line (<10,000 square feet)(3)(4)	$287	$298	$307	$315
Occupancy Costs(3)(4)	NAV	NAV	NAV	11.6%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales and occupancy costs are unavailable as the Dick’s Sporting Goods recently opened on November 7, 2012.
(3)
Represents tenants less than 10,000 square feet who were in occupancy the past three reporting periods and reported a full 12 months of sales. Excludes all major tenants, kiosks and tenants that did not report 12 months of sales.

(4)
Historical in-line tenant rent and reimbursements have changed due to rent steps and fluctuation in CAM charges. Historical rent rolls are not available, therefore reliable historical occupancy costs cannot be calculated.

The following table presents certain information relating to the lease rollover schedule at the Dayton Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	10	17,282	2.2%	17,282	2.2%	$146,000	$8.45
2013	21	56,387	7.2%	73,669	9.5%	$853,955	$15.14
2014	22	54,047	6.9%	127,716	16.4%	$1,285,367	$23.78
2015	24	89,473	11.5%	217,189	27.9%	$1,626,409	$18.18
2016	16	244,938	31.5%	462,127	59.4%	$2,458,903	$10.04
2017	17	69,731	9.0%	531,858	68.3%	$1,531,415	$21.96
2018	7	19,097	2.5%	550,955	70.8%	$558,785	$29.26
2019	2	11,511	1.5%	562,466	72.3%	$361,567	$31.41
2020	8	54,873	7.0%	617,339	79.3%	$521,079	$9.50
2021	2	5,069	0.7%	622,408	80.0%	$190,000	$37.48
2022	4	67,428	8.7%	689,836	88.6%	$708,928	$10.51
Thereafter	2	28,314	3.6%	718,150	92.2%	$467,024	$16.49
Vacant	0	60,337	7.8%	778,487	100.0%	$0	$0.00
Total/Weighted Average	135	778,487	100.0%			$10,709,432	$14.91

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Dayton Mall Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
94%	96%	95%

(1) Information obtained from borrower rent rolls.

Market Overview and Competition.  According to the appraisal, the Dayton Mall Property is located in the Dayton, Ohio MSA. The Dayton Mall Property is located at the intersection of Interstate 75 and Interstate 675, approximately 11 miles south of the Dayton central business district. Dayton is home to three large universities: The University of Dayton, Wright State University and Miami University, which report student enrollments of approximately 11,000, 18,000 and 17,000, respectively. Dayton is also home to Wright Patterson Air Force Base, one of the largest bases in the Air Force. Wright Patterson Air Force Base is headquarters for the Air Force Materiel Command and is also the location of the Wright-Patterson Medical Center, along with the National Museum of the United States Air Force. The population within a five-mile and ten-mile radius of the Dayton Mall Property is 130,006 and 406,558, respectively.  The average household income within the same five-mile and ten-mile radii is $74,522 and $63,335, respectively.

According to the appraisal, the Dayton Mall Property’s competitive set consists of six regional malls/lifestyle centers. The appraiser concluded to a competitive property vacancy of 7.0%, and an overall market rent of $14.13 per square foot triple-net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAYTON MALL

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Dayton Mall Property:

Competitive Set(1)

	Dayton Mall (Subject)	The Greene	The Mall at Fairfield Commons	Cincinnati Premium Outlets	Upper Valley Mall	Miami Valley Centre Mall
Location	Dayton, OH	Dayton, OH	Beavercreek, OH	Monroe, OH	Springfield, OH	Piqua, OH
Distance from Subject	--	10.5 miles	17.5 miles	17.8 miles	35.7 miles	40.0 miles
Property Type	Regional Mall	Lifestyle Center	Regional Mall	Outlet Center	Regional Mall	Regional Mall
Year Built/Renovated	1970/2012	2006/2008	1993/2006	2009/NAV	1971/2003	1988/NAV
Anchors	Macy’s, Elder Beerman, Sears, JC Penney, Dick’s	Von Maur, Cinema Delux	Elder Beerman, JC Penney, Sears, Macy’s	NAP	Elder Beerman, JC Penney, Macy’s, Sears	Elder Beerman, JC Penney, Sears
Total GLA	1,435,743 SF	790,000 SF	1,052,640 SF	425,000 SF	728,913 SF	564,167 SF
Total Occupancy	92%	89%	94%	92%	97%	89%

(1)	Information obtained from the appraisal dated April 25, 2012.

The Sponsor.  The sponsor for the Dayton Mall Mortgage Loan is Glimcher Properties Limited Partnership, a subsidiary of Glimcher Realty Trust (“Glimcher”).  Based in Columbus, Ohio, Glimcher was formed in 1994 to continue and expand the operations of The Glimcher Company, initially founded in 1959 by Herbert Glimcher. Glimcher owns and/or manages a total of 28 properties in 15 states aggregating approximately 21.6 million square feet of gross leasable area. Of the 28 properties, 25 are enclosed and open-air regional shopping centers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$68,815,340			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$68,815,340			Location:	Various – See Table
% of Initial Pool Balance:	TBD			Size:	3,630,021 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$18.96
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	STAG Industrial Operating Partnership, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.310%			Property Manager(5):	Various
Note Date:	November 8, 2012			3rd Most Recent Occupancy (As of):	98.8% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.7% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	98.5% (12/31/2011)
IO Period:	None			Current Occupancy (As of)(6):	98.0% (8/30/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$11,370,085 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,022,549 (12/31/2011)
Call Protection(2):	L(24),D or YM(92),O(4)			Most Recent NOI (As of):	$11,786,488 (TTM 6/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$14,779,119
Additional Debt Type:	NAP			U/W Expenses:	$5,325,758
				U/W NOI:	$9,453,362
Escrows and Reserves:				U/W NCF:	$7,982,119
				U/W NOI DSCR :	2.10x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.77x
Taxes(3)	$0	Springing	NAP	U/W NOI Debt Yield:	13.7%
Insurance(3)	$0	Springing	NAP	U/W NCF Debt Yield:	11.6%
Replacement Reserves(3)	$0	Springing	$544,503	As-Is Appraised Value:	$107,340,000
TI/LC	$800,000	$77,228	$2,100,000	As-Is Appraisal Valuation Date(7):	Various
Perrigo Holland Reserve(4)	$60,000	$0	NAP	Cut-off Date LTV Ratio:	64.2%
Deferred Maintenance	$822,964	$0	NAP	LTV Ratio at Maturity or ARD:	46.8%

(1)	The borrower is comprised of 28 separate limited liability companies.
(2)	Yield maintenance is only applicable to a partial release.
(3)
Ongoing monthly escrows for taxes, insurance and replacement reserves are not required as long as no Trigger Event exists and is ongoing.  A “Trigger Event” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NCF debt service coverage ratio (“DSCR”) being less 1.35x.  A Trigger Event will expire upon (i) the cure of such event of default or (ii) the NCF DSCR being equal to or greater than 1.35x for two consecutive calendar quarters.

(4)	Represents tenant electrical work owed to Perrigo Holland, Inc.
(5)
Of the 28 properties, 12 are managed by local and regional third party management companies, while the remaining 16 properties are managed by their respective tenants who, by the terms of their leases, are responsible for maintaining and managing the buildings they occupy.  The following eight properties are managed by CBRE-Albany Property Management, LLC: 109 Balzano Drive, 122 Balzano Drive, 125 Balzano Drive, 141 Sal Landrio Drive, 123 Union Avenue, 150 Enterprise Road, 231 Enterprise Road and 6 Clermont Street.  The 100 Papercraft Park property is managed by Jones Lang LaSalle America, Inc.  The 4757 128th Avenue property is managed by NAI Wisinki of West Michigan, Inc.  The 2510 Eastmoor Drive and 2652 Eastmoor Drive properties are managed by Weigand-Omega Management, Inc.

(6)
Current Occupancy includes Thyssen Krupp Materials (125,610 square feet, 3.5% of net rentable square feet, December 31, 2013 lease expiration) and Heartland Automotive (71,400 square feet, 2.0% of net rentable square feet, June 30, 2013 lease expiration), which were underwritten as vacant with no underwritten base rent due to their intentions to vacate on their respective lease expiration dates.  The physical vacancy excluding these tenants is 92.6%.

(7)	The As-Is Appraisal Valuation Dates range from September 12, 2012 to September 20, 2012.

The Mortgage Loan.  The mortgage loan (the “STAG REIT Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 28 industrial buildings located in eight states (the “STAG REIT Portfolio Properties”).  The STAG REIT Portfolio Mortgage Loan was originated on November 8, 2012 by Wells Fargo Bank, National Association.  The STAG REIT Portfolio Mortgage Loan had an original principal balance of $68,815,340, has an outstanding principal balance as of the Cut-off Date of $68,815,340 and accrues interest at an interest rate of 4.310% per annum.  The STAG REIT Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payment of interest and principal based on a 25-year amortization schedule.  The STAG REIT Portfolio Mortgage Loan expires on December 1, 2012.

Following the lockout period, the borrower has the right to either (i) defease the STAG REIT Portfolio Mortgage Loan in whole, or in part, or (ii) voluntarily prepay the STAG REIT Portfolio Mortgage Loan in part (in connection with a partial release), but not in whole, provided that the borrower pays a yield maintenance premium on the principal amount being paid.  In addition, the STAG REIT Portfolio Mortgage Loan is prepayable without penalty on or after September 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

Sources and Uses

Sources			Uses
Original trust loan amount	$68,815,340	58.3%	Purchase price	$114,692,233	97.2%
Sponsor’s new cash contribution	49,184,578	41.7	Reserves	1,682,964	1.4
			Closing costs	1,624,721	1.4
Total Sources	$117,999,918	100.0%	Total Uses	$117,999,918	100.0%

The Properties. The STAG REIT Portfolio Mortgage Loan is secured by the fee interest in 28 industrial properties totaling 3,630,021 rentable square feet and located in eight states: New York (8), Kansas (6), Indiana (4), Michigan (4), South Carolina (3), Alabama (1), Pennsylvania (1) and Virginia (1).  The STAG REIT Portfolio Properties comprise 24 industrial warehouse buildings and four industrial flex buildings which range in size from 20,514 square feet to 887,084 square feet. Of the 28 properties, 24 are occupied by single tenants, and as of August 30, 2012, the STAG REIT Portfolio Properties were 98.0% occupied.

The following table presents certain information relating to the STAG REIT Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Total Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
100 Papercraft Park – O’Hara Township, PA	Warehouse	$18,014,821	26.2%	100.0%	1967/NAP	887,084	$28,100,000
5640 Pierson Road – Delta Township, MI	Warehouse	$6,410,969	9.3%	100.0%	2001/NAP	250,100	$10,000,000
1521 Kepner Drive – Lafayette, IN	Warehouse	$4,808,227	7.0%	100.0%	1998/1999	275,000	$7,500,000
4757 128th Avenue – Holland, MI	Warehouse	$3,577,321	5.2%	100.0%	2002/NAP	195,000	$5,580,000
2201 East Loew Road – Marion, IN	Warehouse	$3,269,594	4.8%	100.0%	1994/NAP	249,600	$5,100,000
22925 Venture Drive – Novi, MI	Flex	$3,141,375	4.6%	100.0%	1997/NAP	120,800	$4,900,000
1540 Kepner Drive – Lafayette, IN	Warehouse	$2,340,004	3.4%	100.0%	1995/1997	120,000	$3,650,000
2652 Eastmoor Drive – Wichita, KS	Warehouse	$1,891,236	2.7%	100.0%	1989/NAP	120,000	$2,950,000
150 Enterprise Road – Johnstown, NY	Warehouse	$1,859,181	2.7%	100.0%	1992/2001	57,102	$2,900,000
16 Downing Drive – Phenix City, AL	Flex	$1,795,071	2.6%	100.0%	1999/NAP	117,568	$2,800,000
42600 Merrill Road – Sterling Heights, MI	Warehouse	$1,730,962	2.5%	100.0%	1989/NAP	108,000	$2,700,000
215 Mill Avenue – Greenwood, SC	Flex	$1,730,962	2.5%	100.0%	1950/1997	104,955	$2,700,000
2655-2755 Eastmoor Drive – Wichita, KS(1)	Warehouse	$1,730,962	2.5%	100.0%	2002/NAP	80,850	$2,700,000
One Michelin Drive – Independence, VA	Warehouse	$1,609,153	2.3%	100.0%	1989/NAP	120,000	$2,510,000
308-310 Maxwell Ave – Greenwood, SC	Warehouse	$1,474,523	2.1%	100.0%	1991/NAP	70,100	$2,300,000
1520 Kepner Drive – Lafayette, IN(2)	Warehouse	$1,378,358	2.0%	100.0%	1996/NAP	71,400	$2,150,000
122 Balzano Drive – Gloversville, NY	Warehouse	$1,346,303	2.0%	55.2%	1993/NAP	101,589	$2,100,000
636 South 66th Terrace – Kansas City, KS	Warehouse	$1,314,249	1.9%	100.0%	1988/2003	56,580	$2,050,000
141 Sal Landrio Drive – Gloversville, NY	Flex	$1,218,084	1.8%	100.0%	2000/NAP	26,529	$1,900,000
123 Union Avenue – Johnstown, NY	Warehouse	$1,218,084	1.8%	100.0%	2003/NAP	60,000	$1,900,000
1900 Wilson Avenue – Greenwood, SC	Warehouse	$1,218,084	1.8%	100.0%	1954/2001	120,000	$1,900,000
231 Enterprise Road – Johnstown, NY	Warehouse	$993,700	1.4%	100.0%	1995/NAP	42,235	$1,550,000
109 Balzano Drive – Gloversville, NY	Warehouse	$961,645	1.4%	100.0%	1989/NAP	59,965	$1,500,000
2750 Rock Road – Wichita, KS(1)	Warehouse	$961,645	1.4%	100.0%	2001/NAP	44,760	$1,500,000
2510 Eastmoor Drive – Wichita, KS	Warehouse	$865,481	1.3%	100.0%	1999/NAP	47,700	$1,350,000
125 Balzano Road – Wichita, KS	Warehouse	$833,426	1.2%	100.0%	1993/NAP	50,000	$1,300,000
6 Clermont Street – Johnstown, NY	Warehouse	$833,426	1.2%	51.0%	1994/NAP	52,500	$1,300,000
100 Holloway Road – Ware Shoals, SC	Warehouse	$288,494	0.4%	100.0%	1989/NAP	20,514	$450,000
Total/Weighted Average		$68,815,340	100.0%	98.0%		3,630,021	$107,340,000

(1)
The 2655-2755 Eastmoor Drive and 2750 Rock Road properties are currently fully occupied by Thyssen Krupp Materials but were underwritten as vacant with no underwritten base rent due to the tenant’s intention to vacate both properties at its December 31, 2013 lease expirations.

(2)
The 1520 Kepner Drive property is currently occupied by Heartland Automotive but was underwritten as vacant with no underwritten base rent due to the tenant’s intention to vacate the property at its June 30, 2013 lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

The following table presents certain information relating to the tenancies at the STAG REIT Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
American Beverage Corp	NR/NR/NR	613,200	16.9%	$3.06	$1,876,392	16.6%	12/31/2014
Woodbridge Ventures(2)	NR/NR/NR	250,100	6.9%	$4.38	$1,095,012	9.7%	Various(2)
Genco(3)	NR/NR/NR	273,884	7.5%	$3.54	$968,541	8.6%	Various(3)
Toyota Tsusho	NR/NR/A	239,000	6.6%	$4.00	$956,000	8.4%	5/31/2014
Harada Industry of America	NR/NR/NR	120,800	3.3%	$4.90	$591,920	5.2%	9/30/2016
Perrigo Holland, Inc.	NR/NR/NR	195,000	5.4%	$2.90	$565,500	5.0%	11/30/2017
Dunham’s Athleisure	NR/NR/NR	249,600	6.9%	$2.15	$536,640	4.7%	1/31/2014
Total Major Tenants		1,941,584	53.5%	$3.39	$6,590,005	58.2%

Non-Major Tenants(4)		1,617,220	44.6%	$2.93	$4,732,368	41.8%

Occupied Collateral(4)		3,558,804	98.0%	$3.18	$11,322,373	100.0%

Vacant Space		71,217	2.0%

Collateral Total		3,630,021	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Woodbridge Ventures leases two spaces: 170,000 net rentable square feet with Annual U/W Base Rent of $765,000 ($4.50 per square foot) and a Lease Expiration Date of February 28, 2019; and 80,100 net rentable square feet with Annual U/W Base Rent of $330,012 ($4.12 per square foot) and a Lease Expiration Date of December 31, 2016.

(3)
Genco leases two spaces: 211,150 net rentable square feet with Annual U/W Base Rent of $686,238 ($3.25 per square foot) and a Lease Expiration Date of May 31, 2013; and 62,734 net rentable square feet with Annual U/W Base Rent of $282,303 ($4.50 per square foot) and a Lease Expiration Date of May 31, 2016.  Genco has the option to terminate its lease on the aforementioned 211,150 net rentable square foot space if the Pennsylvania Liquor Control Board cancels its contract with the tenant.  In addition, Genco has the option to terminate up to 24,255 net rentable square feet of the aforementioned 62,734 square foot space at any time with 90 days prior notice.

(4)
Includes Thyssen Krupp Materials (125,610 square feet, 3.5% of net rentable square feet, December 31, 2013 Lease Expiration Date) and Heartland Automotive (71,400 square feet, 2.0% of net rentable square feet, June 30, 2013 Lease Expiration Date), which were underwritten as vacant with no underwritten base rent due to their intentions to vacate on their respective Lease Expiration Dates.

The following table presents certain information relating to the lease rollover schedule at the STAG REIT Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	2	134,776	3.7%	134,776	3.7%	$411,022	$3.05
2013(4)	7	578,125	15.9%	712,901	19.6%	$1,253,624	$2.17
2014	9	1,481,596	40.8%	2,194,497	60.4%	$4,787,903	$3.23
2015	6	461,942	12.7%	2,656,439	73.1%	$1,448,287	$3.14
2016	4	290,163	8.0%	2,946,602	81.1%	$1,428,405	$4.92
2017	3	265,100	7.3%	3,211,702	88.4%	$758,275	$2.86
2018	1	120,000	3.3%	3,331,702	91.7%	$270,000	$2.25
2019	1	170,000	4.7%	3,501,702	96.4%	$765,000	$4.50
2020	0	0	0.0%	3,501,702	96.4%	$0	$0.00
2021	0	0	0.0%	3,501,702	96.4%	$0	$0.00
2022	1	57,102	1.6%	3,558,804	98.0%	$199,857	$3.50
Thereafter	0	0	0.0%	3,558,804	98.0%	$0	$0.00
Vacant	0	71,217	2.0%	3,630,021	100.0%	$0	$0.00
Total/Weighted Average	34	3,630,021	100.0%			$11,322,373	$3.18

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Includes Thyssen Krupp Materials (125,610 square feet, 3.5% of NRSF, December 31, 2013 lease expiration) and Heartland Automotive (71,400 square feet, 2.0% of NRSF, June 30, 2013 lease expiration), which were underwritten as vacant with no underwritten base rent due to their intentions to vacate on their respective lease expiration dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAG REIT PORTFOLIO

The following table presents historical occupancy percentages at the STAG REIT Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
99%	99%	99%

(1)	Information obtained from the borrower rent rolls.

The Sponsor.  The sponsor is STAG Industrial Operating Partnership, L.P., a subsidiary of STAG Industrial, Inc., a publicly traded REIT (“STAG”).  STAG is a self-administered and self-managed full-service real estate company focused on the acquisition, ownership and management of class B, single-tenant industrial properties predominantly in secondary markets.  As of November 2012, STAG’s portfolio consisted of 167 properties in 31 states with approximately 28.1 million rentable square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rogue Valley Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$55,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$55,000,000			Location:	Medford, OR
% of Initial Pool Balance:	TBD			Size:	453,935 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$121.16
Borrower Name:	Rogue Valley Mall L.L.C.			Year Built/Renovated:	1986/2002
Sponsor:	GGPLP L.L.C.			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Self-managed
Note Date:	September 4, 2012			3rd Most Recent Occupancy (As of):	90.6% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2010)
Maturity Date:	October 1, 2022			Most Recent Occupancy (As of):	94.4% (12/31/2011)
IO Period:	36 months			Current Occupancy (As of)(6):	94.8% (7/31/2012)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,386,827 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,489,274 (12/31/2011)
Call Protection:	L(26),D(87),O(7)			Most Recent NOI (As of):	$6,555,937 (TTM 6/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$9,578,924
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$3,226,377
				U/W NOI:	$6,352,547
				U/W NCF:	$5,891,548
Escrows and Reserves:				U/W NOI DSCR :	1.90x
				U/W NCF DSCR:	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.6%
Taxes(1)	$0	Springing	NAP	U/W NCF Debt Yield:	10.7%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value:	$80,000,000
Replacement Reserve(3)	$0	Springing	$90,792	As-Is Appraisal Valuation Date:	August 3, 2012
TI/LC Reserve(4)	$0	Springing	$370,212	Cut-off Date LTV Ratio:	68.8%
Tenant Specific TI/LC(5)	$391,564	$0	NAP	LTV Ratio at Maturity or ARD:	60.2%

(1)
Monthly tax deposits are not required as long as no event of default has occurred and is continuing, the borrower has provided the lender with proof of full payment within a timely manner and a Trigger Event (as defined in the loan documents) has not occurred.

(2)
Monthly insurance deposits are not required as long as no event of default has occurred and is continuing, the borrower provides evidence of an acceptable blanket insurance policy and the borrower provides the lender with proof of full payment in a timely manner.

(3)
Monthly replacement reserves are not required as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure (as defined in the loan documents), the borrower is required to deposit monthly replacement reserves in an amount equal to $7,566 (subject to a cap of $90,792).

(4)
Monthly TI/LC Reserves are not required as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, the borrower is required to deposit monthly TI/LC Reserves in an amount equal to $30,851 (subject to a cap of $370,212).

(5)
The upfront Tenant Specific TI/LC reserve is related to outstanding tenant improvement allowances for Rue 21 ($211,000), American Eagle Outfitters ($116,104), Epris ($40,000) and Just Sports ($24,460).

(6)	Occupancy includes 39,540 square feet of temporary tenants that were not included in Annual U/W Base Rent.

The Mortgage Loan.  The mortgage loan (the “Rogue Valley Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Medford, Oregon (the “Rogue Valley Mall Property”).  The Rogue Valley Mall Mortgage Loan was originated on September 4, 2012 by Wells Fargo Bank, National Association.  The Rogue Valley Mall Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 4.500% per annum.  The Rogue Valley Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date, requires interest-only payments for the first 36 months, and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Rogue Valley Mall Mortgage Loan matures on October 1, 2022.

Following the lockout period, the borrower has the right to defease the Rogue Valley Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Rogue Valley Mall Mortgage Loan is prepayable without penalty on or after April 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

Sources and Uses(1)

Sources			Uses
Original trust loan amount	$ 55,000,000	100.0%	Loan payoff(2)	$25,007,526	45.5%
			Reserves	391,564	0.7
			Closing costs	489,310	0.9
			Return of equity	29,111,599	52.9
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)    The sponsor reports approximately $22.0 million of cash equity remaining in the Rogue Valley Mall Property.
(2)    The Rogue Valley Mall Property was previously securitized in BACM 2003-1.

The Property.  The Rogue Valley Mall Property is a two-story regional mall that contains approximately 640,294 square feet of which 453,935 square feet secures the Rogue Valley Mall Mortgage Loan.  The Rogue Valley Mall Property is anchored by Macy’s (not part of the collateral), Kohl’s (not part of the collateral), JC Penney and Macy’s Home Store.  The Rogue Valley Mall Property is situated on 36.7 acres and was built in 1986, renovated in 2002 and later expanded in 2008.  Parking is provided by 2,184 surface parking spaces resulting in a parking ratio of 4.8 per every 1,000 square feet of gross leasable area.  The Rogue Valley Mall Property’s mix of in-line tenants includes Champs Sports, Coldwater Creek, American Eagle, Victoria Secret, Zumiez, Gap and Aeropostale.  For the trailing 12 months ending June 2012, tenants occupying less than 10,000 square feet had comparable in-line sales of $321 per square foot.  Over the same time period, occupancy costs for tenants occupying less than 10,000 square feet averaged 12.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

The following table presents certain information relating to the tenancies at the Rogue Valley Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB	104,409	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Kohl’s	BBB+/Baa1/BBB+	81,950	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
JC Penney	BB-/Ba3/B+	86,145	19.0%	$4.52	$388,964	6.8%	$169	2.9%	10/31/2016(4)
Macy’s Home Store(5)	BBB/Baa3/BBB	84,480	18.6%	$4.50	$380,160	6.6%	$190(6)	5.6%(7)	1/31/2018(8)
Total Anchor Tenants – Collateral		170,625	37.6%	$4.51	$769,124	13.5%

Major Tenants – Collateral
Bed Bath & Beyond	NR/NR/BBB+	29,853	6.6%	$7.86	$234,645	4.1%	NAV	NAV	1/31/2022
Zumiez	NR/NR/NR	3,294	0.7%	$47.85	$157,607	2.8%	$415	11.8%	5/31/2016
Champs Sports	NR/NR/NR	6,193	1.4%	$21.22	$131,415	2.3%	$246	7.8%	8/31/2017
Sam Goody	NR/NR/NR	4,195	0.9%	$27.41	$114,985	2.0%	$233	11.7%	1/31/2014
Christopher & Banks	NR/NR/BB	3,410	0.8%	$29.87	$101,857	1.8%	$191	14.6%	2/28/2017
Coldwater Creek	NR/NR/NR	3,600	0.8%	$27.82	$100,152	1.8%	$221	12.3%	11/30/2015
Maurices	NR/NR/NR	5,942	1.3%	$16.57	$98,459	1.7%	$174	11.3%	7/31/2019(9)
American Eagle	NR/NR/NR	4,423	1.0%	$21.53	$95,214	1.7%	$406	9.4%	1/31/2022

Total Major Tenants – Collateral		60,910	13.4%	$16.98	$1,034,333	18.1%

Non-Major Tenants – Collateral		198,753	43.8%	$19.69	$3,913,541	68.5%

Occupied Collateral Total		430,288	94.8%	$13.29	$5,716,998	100.0%

Vacant Space		23,647	5.2%

Collateral Total		453,935	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending June 30, 2012.
(3)	Occupancy costs include base rent and reimbursements, as applicable.
(4)	JC Penney has five five-year renewal options.
(5)	The Sports Authority subleases approximately 42,240 square feet.
(6)	Sales PSF are based on 42,240 square feet.
(7)	Occupancy costs are based on 84,480 square feet.
(8)	Macy’s Home Store has five five-year renewal options.
(9)	If sales do not exceed $750,000 in the period between June 1, 2013 and May 1, 2014, the tenant may terminate its lease. Maurices’ reported year-end 2011 sales of $1.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Rogue Valley Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011
Macy’s	NAV	NAV	NAV
Kohl’s	NAV	NAV	NAV
JC Penney	$177	$173	$171
Macy’s Home	$90	$90	$75
Bed Bath & Beyond	NAV	NAV	NAV

Total In-line (<10,000 square feet)(2)	$302	$314	$314
Occupancy Costs(2)	12.6%	12.3%	12.1%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Represents tenants less than 10,000 square feet who were in occupancy for 12 months in each respective year or were in occupancy the past three reporting periods.

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	12	25,567	5.6%	25,567	5.6%	$526,395	$20.59
2012	2	3,792	0.8%	29,359	6.5%	$105,144	$27.73
2013(5)	27	64,998	14.3%	94,357	20.8%	$672,536	$23.17
2014(6)	13	32,480	7.2%	126,837	27.9%	$747,181	$23.00
2015(7)	7	14,166	3.1%	141,003	31.1%	$303,242	$32.51
2016	6	98,841	21.8%	239,844	52.8%	$808,982	$8.18
2017	14	31,119	6.9%	270,963	59.7%	$914,370	$29.38
2018	6	99,698	22.0%	370,661	81.7%	$640,570	$6.43
2019	1	5,942	1.3%	376,603	83.0%	$98,459	$16.57
2020	1	2,893	0.6%	379,496	83.6%	$97,060	$33.55
2021	2	2,165	0.5%	381,661	84.1%	$195,188	$90.16
2022	6	48,627	10.7%	430,288	94.8%	$607,871	$12.50
Thereafter	0	0	0.0%	430,288	94.8%	$0	$0.00
Vacant	0	23,647	5.2%	453,935	100.0%	$0	$0.00
Total/Weighted Average	97	453,935	100.0%			$5,716,998	$13.29

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy includes 5,079 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(5)	Occupancy includes 29,065 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(6)	Occupancy includes 4,838 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(7)	Occupancy includes 558 square feet of temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Rogue Valley Mall Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
91%	94%	94%

(1)	Information obtained from borrower provided historical occupancy reports.

Market Overview and Competition.  The Rogue Valley Mall Property is located in Medford, Oregon approximately 30 miles north of the California border.  The Rogue Valley Mall Property is located in northern Medford, along Interstate 5, the primary north-south transportation route along the West Coast.  Medford is the largest city in Southern Oregon and is the major service and trade hub for Southern Oregon.  According to the appraisal, the largest employers in the Medford metro area are Asante Health System, Providence Medical Center and Harry & David, the largest mail-order gift based company in the United States.  Harry & David’s headquarters are located in Medford.  The nearest regional mall is located approximately 96 miles south. Within a 15-mile radius of the Rogue Valley Mall Property, defined by the appraiser as the primary trade area, there are approximately 183,359 residents and average household income is approximately $57,947 in 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROGUE VALLEY MALL

The following table presents certain information relating to comparable retail centers for the Rogue Valley Mall:

Competitive Set(1)

	Rogue Valley Mall (Subject)	Northgate Marketplace	Bear Creek Plaza	Poplar Square	Medford Center
Location	Medford, OR	Medford, OR	Medford, OR	Medford, OR	Medford, OR
Distance from Subject	--	0.1 miles	0.4 miles	0.8 miles	0.9 miles
Property Type	Regional Mall	Lifestyle Center	Community Center	Community Center	Regional Center
Year Built/Renovated	1986/2002	2012/NAP	1977/2001	1984/1990	1991/1999
Total GLA	640,294 SF	80,900 SF	197,001 SF	211,274 SF	419,789 SF
Total Occupancy	95%	99%	90%	98%	84%

(1)	Information obtained from the appraisal dated August 3, 2012.

The Sponsor.  The sponsor for the Rogue Valley Mall Mortgage Loan is General Growth Properties, Inc. (“GGP”). GGP is a publicly traded REIT that has ownership interests in 145 malls totaling approximately 136 million square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Animas Valley Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$51,800,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$51,731,787			Location:	Farmington, NM
% of Initial Pool Balance:	TBD			Size(3):	476,923 SF
Loan Purpose:	Refinance			Cut-off Date Principal	$108.47
				Balance Per Unit/SF:
Borrower Name:	Animas Valley Mall, LLC			Year Built/Renovated:	1982/2006
Sponsor:	Rouse Properties, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Rouse Properties, Inc.
Note Date:	October 25, 2012			3rd Most Recent Occupancy (As of):	96.6% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.1% (12/31/2010)
Maturity Date:	November 1, 2022			Most Recent Occupancy (As of):	93.5% (12/31/2011)
IO Period:	None			Current Occupancy (As of)(4):	89.4% (9/30/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,941,286 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,998,173 (12/31/2011)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of):	$5,000,319 (TTM 9/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$8,072,107
Additional Debt Type:	NAP			U/W Expenses:	$2,699,156
				U/W NOI:	$5,372,951
				U/W NCF:	$4,929,413
Escrows and Reserves:				U/W NOI DSCR:	1.71x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.4%
Taxes	$125,986	$17,998	NAP	U/W NCF Debt Yield:	9.5%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$74,000,000
Replacement Reserve	$0	$18,344	$220,128	As-Is Appraisal Valuation Date:	September 26, 2012
TI/LC Reserve	$0	$22,543	$270,511	Cut-off Date LTV Ratio:	69.9%
Outstanding TI/LC Reserve(2)	$360,908	$0	NAP	LTV Ratio at Maturity or ARD:	56.6%

(1)	Monthly insurance escrows are not required so long as the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy.
(2)
The Outstanding TI/LC Reserve represents outstanding tenant improvement and leasing commissions funds attributable to four tenants: Inizio ($119,958), Boot Barn ($20,000), Lids ($40,000) and The Children’s Place ($180,950) and leasing commissions funds attributable to four tenants: Inizio ($119,958), Boot Barn ($20,000), Lids ($40,000) and The Children’s Place ($180,950).

(3)
The Animas Valley Mall property contains 476,923 square feet of net rentable area as well as 14,916 square feet of unleasable raw space which is not included in the underwriting of the Animas Valley Mall property. The total gross rentable square footage of the Animas Valley property is 491,839.

(4)
Current Occupancy excludes temporary and seasonal tenants.  For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 93.3%. Historical Occupancies are inclusive of temporary and seasonal tenants.

The Mortgage Loan.  The mortgage loan (the “Animas Valley Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Farmington, New Mexico (the “Animas Valley Mall Property”).  The Animas Valley Mall Mortgage Loan was originated on October 25, 2012 by The Royal Bank of Scotland. The Animas Valley Mall Mortgage Loan had an original principal balance of $51,800,000, has an outstanding principal balance as of the Cut-off Date of $51,731,787 and accrues interest at an interest rate of 4.500% per annum.  The Animas Valley Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Animas Valley Mall Mortgage Loan will mature on November 1, 2022.

Following the lockout period, the borrower will have the right to defease the Animas Valley Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Animas Valley Mall Mortgage Loan is expected to be prepayable without penalty on or after July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

Sources and Uses

Sources			Uses
Original trust loan amount	$51,800,000	100.0%	Loan Payoff(1)	$37,128,000	71.7%
			Reserves	486,894	0.9
			Closing costs	429,818	0.8
			Return of equity	13,755,288	26.6
Total Sources	$51,800,000	100.0%	Total Uses	$51,800,000	100.0%

(1)	The Animas Valley Mall Property was previously securitized in LBUBS 2003-C8.

The Property.  The Animas Valley Mall Property is comprised of a 476,923 square foot regional mall located at the intersection of East Main Street and English Road in Farmington, New Mexico. The Animas Valley Mall Property is anchored by Dillard’s, Sears and JC Penney. Tenancy at the property also includes the Animas 10 movie theatre, Ross Dress for Less and Boot Barn as well as over 55 in-line retailers including national tenants such as: Rue 21, Coach House Gifts, Famous Footwear, Aeropostale, Applebee’s, Bath & Body Works and Journeys among others.

The Animas Valley Mall Property was developed in 1982, was acquired by General Growth Properties, Inc. in 2002, and was renovated in 2001, 2003 and 2006. In 2003, the Animas Valley Mall Property underwent a redevelopment and expansion which included a reconfigured 400-seat food court, and in 2006, the movie theatre was relocated and expanded. In addition to the primary mall building, the Animas Valley Mall Property also contains three outparcel buildings occupied by Boot Barn, Applebee’s and Taco Bell.

For the Animas Valley Mall Property, over the trailing 12-month period ending September 30, 2012, tenants occupying less than 10,000 square feet had comparable in-line average sales of $329 per square foot. Over the same time period, comparable occupancy costs for tenants occupying less than 10,000 square feet averaged 11.5%.

The following table presents certain information relating to the tenancies at the Animas Valley Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Dillard’s	BB+/Ba3/BB	72,212	15.1%	$4.00	$288,848	6.2%	$151	3.3%	1/30/2016
JC Penney	BB+/Ba3/B+	50,749	10.6%	$3.26	$165,438	3.5%	$203	2.1%	4/30/2018
Sears	B/B2/CCC+	65,856	13.8%	$2.42	$159,590	3.4%	$159	2.7%	8/31/2032
Total Anchor Tenants		188,817	39.6%	$3.25	$613,876	13.2%

Other Major Tenants
Animas 10	NR/NR/NR	30,648	6.4%	$10.50	$321,804	6.9%	(5)	8.2%	10/31/2027
Boot Barn	NR/NR/NR	15,000	3.1%	$15.00	$225,000	4.8%	$205	5.5%	9/30/2017
Ross Dress for Less	NR/NR/BBB+	30,000	6.3%	$6.00	$180,000	3.9%	$193	5.1%	1/31/2017
Total Anchor Tenants		75,648	15.9%	$9.61	$726,804	15.6%

Non-Major Tenants		161,951	34.0%	$20.53	$3,324,783	71.3%

Occupied Collateral(6)		426,416	89.4%	$10.94	$4,665,463	100.0%

Vacant Space		50,507	10.6%

Collateral Total(7)		476,923	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through April of 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending September 30, 2012.
(4)	Occupancy costs include base rent, reimbursements and percentage rent as applicable.
(5)	Animas 10 had sales per screen of $450,631 for the trailing 12-month period ended September 30, 2012.
(6)	Occupancy excludes temporary and seasonal tenants. For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 93.3%.
(7)
The Animas Valley Mall Property contains 476,923 square feet of net rentable area as well as 14,916 square feet of unleasable raw space which was not included in the underwriting of the Animas Valley Mall Property. The total gross rentable square footage of the Animas Valley Mall Property is 491,839.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Animas Valley Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM
Dillard’s	$147	$143	$145	$151
Sears	$169	$162	$167	$159
JC Penney	$207	$195	$209	$203
Animas 10	(2)	(2)	(2)	(2)
Ross Dress for Less	$186	$178	$186	$193
Boot Barn	$160	$171	$206	$205

Total In-line (<10,000 square feet)(3)	$288	$301	$309	$329
Occupancy Costs(3)	11.4%	11.8%	11.9%	11.5%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for Animas 10 (10 screens) were $451,493, $466,615, 442,386 and $450,631 for 2009, 2010, 2011 and the trailing 12-month period ending September 30, 2012, respectively.
(3)	Represents tenants less than 10,000 square feet who were in occupancy for 12 months in each respective year or were in occupancy the past three reporting periods.

The following table presents certain information relating to the lease rollover schedule at the Animas Valley Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	863	0.2%	863	0.2%	$22,438	$26.00
2013	5	14,078	3.0%	14,941	3.1%	$168,796	$11.99
2014	12	19,943	4.2%	34,884	7.3%	$488,993	$24.52
2015	8	27,855	5.8%	62,739	13.2%	$601,838	$21.61
2016	6	84,885	17.8%	147,624	31.0%	$664,464	$7.83
2017	12	72,805	15.3%	220,429	46.2%	$943,920	$12.97
2018	5	77,633	16.3%	298,062	62.5%	$502,644	$6.47
2019	2	5,635	1.2%	303,697	63.7%	$139,690	$24.79
2020	0	0	0.0%	303,697	63.7%	$0	$0.00
2021	2	5,966	1.3%	309,663	64.9%	$179,177	$30.03
2022	4	14,377	3.0%	324,040	67.9%	$312,523	$21.74
Thereafter	4	102,376	21.5%	426,416	89.4%	$640,980	$6.26
Vacant(4)	0	50,507	10.6%	476,923	100.0%	$0	$0.00
Total/Weighted Average	61	476,923	100.0%			$4,665,463	$10.94

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not shown in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	18,517 square feet (3.9% of net rentable area) is leased to temporary or seasonal tenants and is classified as vacant. Occupancy inclusive of these tenants is 93.3% as of September 30, 2012.

The following table presents historical occupancy percentages at the Animas Valley Mall Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
97%	95%	94%

(1)
Information was obtained from the borrower and is based on a total net rentable square footage of 476,923, excluding 14,916 square feet of undeveloped in-line space. This undeveloped space was included as vacant square footage in the underwriting.

(2)	Includes temporary or seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANIMAS VALLEY MALL

Market Overview and Competition.  The Animas Valley Mall Property is located in Farmington, New Mexico, approximately 50 miles southwest of Durango, Colorado and 160 miles northwest of Albuquerque, New Mexico. Located in Northwest New Mexico, the city of Farmington, according to the San Juan County Economic Development (SJEDS), is the largest city in the “Four Corners” area (intersection of New Mexico, Colorado, Arizona and Utah), with a population of 43,573, and serves as a trade center for the larger Four Corners region, which has a population base of more than 250,000. The appraiser defined the Animas Valley Mall Property’s primary and secondary trade areas as 15 and 30 miles, respectively. According to the appraisal, the 2012 population within 15 and 30 miles of the property was 103,375 and 119,694, respectively, while the 2012 median household income for the same radii was $46,045 and $45,860, respectively. The Animas Valley Mall Property is situated along the south side of East Main Street (Highway 516), less than five miles northeast of the intersection of Highway 64.  East Main Street is a heavily traveled thoroughfare that serves most of the Four Corner areas to the west with average daily traffic counts of 38,700 vehicles per day.

The Animas Valley Mall Property is the only enclosed regional mall serving the Farmington MSA and the closest enclosed regional mall, Cottonwood Mall, is located in Albuquerque, New Mexico, approximately 160 miles southwest of the Animas Valley Mall Property. The appraiser noted several shopping centers in the immediate area of the Animas Valley Mall Property, which were considered to be the most direct competition, due to the lack of regional mall competition. Competitive properties, as determined by the appraiser, are described in more detail in the chart below.

The appraiser estimated the weighted average triple net market rental rate for inline tenants less than 10,000 square feet to be $21.68 per square foot for the Animas Valley Mall Property. Additionally, the appraiser assumed a vacancy rate of 10.4% for the Animas Valley Mall Property.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Animas Valley Mall Property:

Retail Competitive Set(1)

	Animas Valley Mall (Subject)	San Juan Centers	Orchard Plaza	Plaza Farmington	Four Corner’s Marketplace
Location	Farmington, NM	Farmington, NM	Farmington, NM	Farmington, NM	Farmington, NM
Distance from Subject	--	1.0 mile	4.0 miles	3.0 miles	3.0 miles
Property Type	Regional Mall	Anchored	Anchored	Anchored	Anchored
Year Built/Renovated	1982/2006	1976/2007	1970/NAV	2003/NAV	1998/NAV
Anchors	Dillards, Sears, JC Penney	Beall’s, Dollar General, Hobby Lobby, Staples	Big Lots, Jo-Ann Fabrics	Best Buy, Home Depot, Petco, Safeway, TJ Maxx	Albertson’s, OfficeMax
Total GLA	476,923 SF	276,000 SF	98,920 SF	282,778 SF	97,386 SF
Total Occupancy	89%	80%	90%	95%	90%

(1)	Information obtained from the appraisal dated October 4, 2012.

The Sponsor.   The sponsor for the Animas Valley Mortgage Loan is Rouse Properties, Inc. (“Rouse”). Rouse is a publicly traded real estate investment trust headquartered in New York City and is publicly traded on the New York Stock Exchange under the ticker RSE. As of December 31, 2011, Rouse reported an ownership interest in 30 retail properties comprising over 21 million square feet of retail and ancillary space. Rouse reported total assets of approximately $1.6 billion and total shareholder’s equity of approximately $426.3 million as of December 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Laurel Lakes Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$47,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$47,000,000			Location:	Laurel, MD
% of Initial Pool Balance:	TBD			Size:	402,474 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$116.78
Borrower Name:	Laurel Lakes, LLC			Year Built/Renovated:	1985/2004
Sponsor:	Richard E. Rotner; John J. Greytak			Title Vesting:	Fee
Mortgage Rate:	4.150%			Property Manager:	Maryland Financial Investors, Inc.
Note Date:	October 26, 2012			3rd Most Recent Occupancy (As of):	98.8% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.8% (12/31/2010)
Maturity Date:	November 1, 2022			Most Recent Occupancy (As of):	98.8% (12/31/2011)
IO Period:	120 months			Current Occupancy (As of):	98.8% (9/28/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$5,331,882 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,778,788 (12/31/2011)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$6,031,581 (TTM 7/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$7,616,050
Additional Debt Type:	NAP			U/W Expenses:	$2,070,826
				U/W NOI:	$5,545,224
				U/W NCF:	$5,263,492
				U/W NOI DSCR:	2.80x
Escrows and Reserves:				U/W NCF DSCR:	2.66x
				U/W NOI Debt Yield:	11.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.2%
Taxes	$303,888	$101,297	NAP	As-Is Appraised Value:	$90,200,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 24, 2012
Replacement Reserves(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	52.1%
TI/LC Reserve(3)	$0	Springing	Various	LTV Ratio at Maturity or ARD:	52.1%

(1)
Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Laurel Lakes Shopping Center property is insured in accordance with the loan documents.

(2)	Monthly replacement reserves are not required as long as the Laurel lakes Shopping Center property is being adequately maintained, as reasonably determined by the lender.
(3)
The borrower is required to deposit ongoing monthly TI/LC Reserves if certain events occur and are continuing, including: (i) the borrower terminates the Modell’s lease and enters into a new lease with DSW Shoes (or a similar tenant acceptable to the lender) on or before December 31, 2013 with terms materially similar to those outlined in the signed letter of intent dated September 26, 2012; (ii) the borrower modifies Best Buy’s lease to decrease the amount of leased space, provided that the space returned by Best Buy is leased to Old Navy (or a similar tenant acceptable to the lender) on the same or better terms than the current lease with Best Buy and with a lease maturity on or later than the Best Buy lease; (iii) Safeway (a) fails to deliver a renewal notice by May 31, 2015, (b) defaults on its lease, (c) terminates its lease, (d) goes dark for a period of 10 days or more, or (e) provides notice that it will not renew its lease; or (iv) Safeway or its parent company files for bankruptcy or has an involuntary bankruptcy proceeding filed against them.  With respect to (i) or (ii), the reserve account is subject to a cap in an amount equal to the total amount of TI/LCs and free rent set forth in the applicable lease.  With respect to (iii) or (iv), the TI/LC Reserve is subject to a cap of $1,000,000; provided, however, if the trigger event is caused by Safeway failing to deliver a renewal notice by May 31, 2015 and Safeway thereafter executes a new lease, then the cap will be the total amount of TI/LCs and free rent set forth in such lease.

The Mortgage Loan.  The mortgage loan (the “Laurel Lakes Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Laurel, Maryland (the “Laurel Lakes Shopping Center Property”).  The Laurel Lakes Shopping Center Mortgage Loan was originated on October 26, 2012 by Wells Fargo Bank, National Association.  The Laurel Lakes Shopping Center Mortgage Loan had an original principal balance of $47,000,000, has an outstanding principal balance as of the Cut-off Date of $47,000,000 and accrues interest at an interest rate of 4.150% per annum.  The Laurel Lakes Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments.  The Laurel Lakes Shopping Center Mortgage Loan matures on November 1, 2022.

Following the lockout period, the borrower has the right to defease the Laurel Lakes Shopping Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Laurel Lakes Shopping Center Mortgage Loan is prepayable without penalty on or after August 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

Sources and Uses

Sources			Uses
Original trust loan amount	$47,000,000	100.0%	Loan Payoff(1)	$45,245,950	96.3%
			Reserves	303,888	0.6
			Closing costs	579,325	1.2
			Return of equity	870,837	1.9
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%

(1)    The Laurel Lakes Shopping Center Property was previously securitized in GSMS 2004-GG2.

The Property.  The Laurel Lakes Shopping Center Property is an anchored retail center containing approximately 402,474 net rentable square feet and located in Laurel, Prince George’s County, Maryland.  The Laurel Lakes Shopping Center Property was built in 1985, and renovated in 2004 and is situated on a 38.9-acre site.  The property comprises three buildings (excluding pad sites) with anchor tenants including Lowes Home Center, Best Buy, Safeway, Ross Dress for Less and Staples.  Parking is provided by a total of 2,500 spaces, which results in a parking ratio of 6.21 spaces per 1,000 square feet of rentable area.  As of September 28, 2012, the Laurel Lakes Shopping Center Property was 98.8% occupied by 26 tenants.

The following table presents certain information relating to the tenancies at the Laurel Lakes Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date
Major Tenants
Lowes Home Center(4)	NR/A3/A-	135,1397	33.6%	$10.19	$1,378,000	22.6%	NAV	NAV	8/26/2021
Best Buy	BB+/Baa2/BB+	51,325	12.8%	$12.50	$641,562	10.5%	NAV	NAV	1/31/2020
Safeway	BBB-/Baa3/BBB	48,911	12.2%	$9.75	$476,887	7.8%	$321	4.5%	3/31/2016
Ross Dress for Less	NR/NR/BBB+	30,187	7.5%	$15.00	$452,805	7.4%	NAV	NAV	1/31/2015
Staples	BBB/Baa2/BBB	19,775	4.9%	$14.95	$295,636	4.9%	NAV	NAV	10/31/2019
Michael’s	NR/B3/B	22,786	5.7%	$12.50	$284,825	4.7%	NAV	NAV	2/28/2014
Modell’s	NR/NR/NR	22,880	5.7%	$12.10	$276,848	4.5%	$87	19.2%	10/31/2019
Total – Major Tenants		331,061	82.3%	$11.50	$3,806,564	62.5%

Non-Major Tenants		66,424	16.5%	$34.36	$2,282,327	37.5%

Occupied Collateral		397,485	98.8%	$15.32	$6,088,891	100.0%

Vacant Space		4,989	1.2%

Collateral Total		402,474	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the trailing 12-month period ending December 31, 2011.
(3)	Occupancy costs include base rent and reimbursements, as applicable.
(4)	Lowes Home Center is a leased fee tenant and owns its building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Laurel Lakes Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	2	4,000	1.0%	4,000	1.0%	$155,561	$38.89
2014	2	26,228	6.5%	30,228	7.5%	$397,171	$15.14
2015	7	47,926	11.9%	78,154	19.4%	$957,597	$19.98
2016	3	57,034	14.2%	135,188	33.6%	$683,987	$11.99
2017	2	7,833	1.9%	143,021	35.5%	$311,480	$39.77
2018	1	2,511	0.6%	145,532	36.2%	$112,995	$45.00
2019	3	46,643	11.6%	192,175	47.7%	$664,208	$14.24
2020	1	51,325	12.8%	243,500	60.5%	$641,562	$12.50
2021	3	148,911	37.0%	392,411	97.5%	$1,858,835	$12.48
2022	0	0	0.0%	392,411	97.5%	$0	$0.00
Thereafter	2	5,074	1.3%	397,485	98.8%	$305,494	$60.21
Vacant	0	4,989	1.2%	402,474	100.0%	$0	$0.00
Total/Weighted Average	26	402,474	100.0%			$6,088,891	$15.32

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Laurel Lakes Shopping Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
99%	99%	99%

(1)	Information obtained from the borrower rent rolls.

Market Overview and Competition.  The Laurel Lakes Shopping Center Property is located within the City of Laurel, Prince George’s County, Maryland, approximately 23 miles southwest of the Baltimore central business district and approximately 24 miles northeast of Washington, D.C.  The boundaries of the immediate area are Interstate 95 to the west, Baltimore Washington Parkway (Maryland Route 295) to the east, Maryland Route 32 to the north and Beltsville, Maryland to the south.  Due to its proximity to the nation’s capital, the immediate area is home to several federal agencies such as NASA Goddard Space Flight Center, USDA Beltsville Agricultural Research Center, Institute of Defense Analysis, U.S. Census Bureau Supercomputer Center and Army Research Laboratory.  In addition, the 5,400-acre Fort Meade Military Base, which is also home to the National Security Agency, is located approximately five miles east of the Laurel Lakes Shopping Center Property.  According to the appraisal, the population within a three-mile and five-mile radius of the Laurel Lakes Shopping Center Property is 74,190 and 151,228, respectively.  The estimated average household income within the same three-mile and five-mile radii is $77,391 and $87,123, respectively.

According to the appraisal, the Laurel Lakes Shopping Center Property is located in the Northern Prince George’s County submarket, which contains approximately 7.7 million square feet of retail space.  The submarket vacancy is approximately 10.0% as of the second quarter of 2012 with average asking rents of $21.32 per square foot on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAUREL LAKES SHOPPING CENTER

The following table presents certain information relating to comparable retail centers for the Laurel Lakes Shopping Center Property:

Competitive Set(1)

	Laurel Lakes Shopping Center (Subject)	Centre at Laurel	Laurel Shopping Center	Maryland City Plaza	Corridor Marketplace	Laurel Commons
Location	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD
Distance from Subject	--	0.5 miles	1.2 miles	3.2 miles	3.7 miles	1.0 mile
Property Type	Community Center	Community Center	Community Center	Community Center	Community Center	Regional Center
Year Built/Renovated	1985/2004	2005/NAP	1956/1994	1965/2005	1995/NAP	1969/1999
Total GLA	402,474 SF	136,961 SF	386,000 SF	192,893 SF	438,428 SF	664,589 SF
Total Occupancy	99%	96%	94%	95%	100%	NAV

(1)	Information obtained from the appraisal dated September 13, 2012.

The Sponsor.  The loan sponsors are Richard E. Rotner and John J. Greytak.  Richard E. Rotner is the chairman of H&R Retail, Inc., one of the largest retail-only real estate brokerage firms in the Washington, D.C./Baltimore metropolitan area.  In addition to tenant representation, Mr. Rotner has been responsible for the syndication, development, leasing and management of shopping centers for over 20 limited partnerships and has personally developed more than two million square feet of retail space in the greater Washington, D.C./Baltimore area.  John J. Greytak currently holds ownership interests in nine retail developments valued at approximately $99.0 million and reported a net worth of approximately $94.2 million as of March 1, 2012. Richard E. Rotner and John J. Greytak were involved in loan defaults and debt restructurings related to prior owned properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Bricktown Square Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,500,000			Location:	Chicago, IL
% of Initial Pool Balance:	TBD			Size:	292,309 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$127.78
Borrower Name:	Bricktown Square, LLC			Year Built/Renovated:	1987/2008
Sponsor:	David Lasky; Scott Inbinder; Robert Palley			Title Vesting:	Fee
Mortgage Rate:	4.590%			Property Manager:	Bonnie Management Corporation
Note Date:	November 6, 2012			3rd Most Recent Occupancy (As of):	86.7% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	90.1% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	90.1% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	94.2% (9/1/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,499,018 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,221,549 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$3,373,361 (TTM 8/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$5,147,898
Additional Debt Type:	NAP			U/W Expenses:	$1,847,026
				U/W NOI:	$3,300,872
Escrows and Reserves				U/W NCF:	$2,988,497
				U/W NOI DSCR :	1.51x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.37x
Taxes	$455,861	$91,172	NAP	U/W NOI Debt Yield:	9.1%
Insurance	$45,656	$5,546	NAP	U/W NCF Debt Yield:	8.4%
Replacement Reserves	$0	$4,625	NAP	As-Is Appraised Value:	$47,900,000
TI/LC Reserve	$0	$12,589	NAP	As-Is Appraisal Valuation Date:	September 16, 2012
Deferred Maintenance	$163,156	$0	NAP	Cut-off Date LTV Ratio:	74.1%
Sports Authority Leasing Reserve(1)	$200,000	$0	NAP	LTV Ratio at Maturity or ARD:	60.8%
Toys R Us Leasing Reserve(2)	$886,844	$113,156	NAP

(1)
The Sports Authority Leasing Reserve is a leasing reserve established to fund outstanding tenant improvement expenses associated with Sports Authority, if the tenant chooses to improve the store. If these funds are not drawn, they will remain in escrow for the term of the loan.

(2)
The Toys R Us Leasing Reserve is a leasing reserve established to fund outstanding tenant improvement expenses associated with Toys R Us. It is expected that the Toys R Us Leasing Reserve will be fully drawn down by the end of the first quarter of 2013.

The Mortgage Loan.  The mortgage loan (the “Bricktown Square Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 292,309 square foot anchored retail center located in Chicago, Illinois (the “Bricktown Square Shopping Center Property”).  The Bricktown Square Shopping Center Mortgage Loan was originated on November 6, 2012 by The Royal Bank of Scotland.  The Bricktown Square Shopping Center Mortgage Loan had an original principal balance of $35,500,000, has an outstanding principal balance as of the Cut-off Date of $35,500,000 and accrues interest at an interest rate of 4.590% per annum.  The Bricktown Square Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payment of principal and interest based on a 30-year amortization schedule. The Bricktown Square Shopping Center Mortgage Loan will mature on December 1, 2022.

Following the lockout period, the borrower will have the right to defease the Bricktown Square Shopping Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Bricktown Square Shopping Center Mortgage Loan is prepayable without penalty on or after September 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

Sources and Uses(1)

Sources			Uses
Original trust loan amount	$35,500,000	96.1%	Loan Payoff(2)	$34,866,648	94.4%
Sponsor’s new cash contribution	1,437,327	3.9	Reserves	1,751,517	4.7
			Closing costs	319,162	0.9
Total Sources	$36,937,327	100.0%	Total Uses	$36,937,327	100.0%

(1)	The sponsor has approximately $1.4 million of hard equity remaining in the Bricktown Square Shopping Center Property.
(2)	The debt on the Bricktown Square Shopping Center Property was previously held by BMO Harris Bank N.A.

The Property.  The Bricktown Square Shopping Center Property is an anchored retail center located in Chicago, Illinois. The Bricktown Square Shopping Center Property is anchored by Babies”R”Us, Sports Authority and Capital Fitness (Xsport Fitness) and has major tenants including Walgreens, Conway Stores, Harbor Freight Tools, Aldi and Dollar Tree. Containing approximately 292,309 rentable square feet, the Bricktown Square Shopping Center Property was developed in 1987, acquired by the sponsor in 2004, and renovated in 2008. The Bricktown Square Shopping Center Property is comprised of three multi-tenant buildings on a 24.9-acre lot.  As of September 1, 2012, the Bricktown Square Shopping Center Property was 94.2% leased to 19 tenants.

The following table presents certain information relating to the tenancies at the Bricktown Square Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Capital Fitness (XSport)	NR/NR/NR	35,280	12.1%	$14.00	$493,920	13.8%	NAV	NAV	12/31/2017
Babies”R”Us	B/B3/B	45,083	15.4%	$10.85	488,985	13.7%	NAV	NAV	1/31/2028
The Sports Authority	NR/NR/B-	36,495	12.5%	$9.00	$328,455	9.2%	$146	10.4%	1/31/2018
Total Anchor Tenants		116,858	40.0%	$11.22	$1,311,360	36.7%

Major Tenants
Walgreens	NR/Baa1/BBB	14,820	5.1%	$32.52	$482,000	13.5%	NAV	NAV	5/31/2083	(5)
Conway Stores	NR/NR/NR	24,000	8.2%	$10.50	$252,000	7.1%	$97	16.9%	1/31/2016
Harbor Freight Tools	NR/NR/B+	20,452	7.0%	$12.00	$245,424	6.9%	NAV	NAV	6/5/2022
Aldi	NR/NR/NR	18,000	6.2%	$11.75	$211,500	5.9%	NAV	NAV	3/31/2017
Dollar Tree	NR/NR/NR	15,310	5.2%	$5.50	$84,205	2.4%	NAV	NAV	4/30/2016
Total Major Tenants		92,582	31.7%	$13.77	$1,275,129	35.7%

Non-Major Tenants		66,046	22.6%	$14.96	$987,947	27.6%

Occupied Collateral		275,486	94.2%	$12.98	$3,574,436	100.0%

Vacant Space		16,823	5.8%

Collateral Total		292,309	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The underwritten base rent includes contractual rent steps through March of 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending March 31, 2012.
(4)	Occupancy costs include base rent and reimbursements, as applicable.
(5)	Beginning on October 31, 2032, Walgreens has the right to terminate its lease every five years through its expiration in 2083.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Bricktown Square Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	2,500	0.9%	2,500	0.9%	$42,000	$16.80
2013	1	4,001	1.4%	6,501	2.2%	$100,025	$25.00
2014	2	6,466	2.2%	12,967	4.4%	$22,404	$3.46
2015	0	0	0.0%	12,967	4.4%	$0	$0.00
2016	3	44,310	15.2%	57,277	19.6%	$458,705	$10.35
2017	7	97,444	33.3%	154,721	52.9%	$1,341,840	$13.77
2018	2	40,410	13.8%	195,131	66.8%	$393,053	$9.73
2019	0	0	0.0%	195,131	66.8%	$0	$0.00
2020	0	0	0.0%	195,131	66.8%	$0	$0.00
2021	0	0	0.0%	195,131	66.8%	$0	$0.00
2022	1	20,452	7.0%	215,583	73.8%	$245,424	$12.00
Thereafter	2	59,903	20.5%	275,486	94.2%	$970,985	$16.21
Vacant	0	16,823	5.8%	292,309	100.0%	$0	$0.00
Total/Weighted Average	19	292,309	100.0%		100.0%	$3,574,436	$12.98

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bricktown Square Shopping Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
87%	90%	90%

(1)	Information obtained from the borrower rent rolls.

Market Overview and Competition.  The Bricktown Square Shopping Center Property is located approximately 10 miles northwest of the Chicago central business district. The Bricktown Square Shopping Center Property is located in an urban, in-fill area situated on the northwest corner of West Fullerton Avenue and North Narragansett Avenues. The Bricktown Square Shopping Center Property is adjacent to the Brickyard Shopping Center, a 264,353 square foot retail destination anchored by Jewel/Osco, Marshalls and Office Max. According to the appraisal, the estimated 2012 average household income within a one-, two- and three-mile radius of the Bricktown Square Shopping Center Property was approximately $61,549, $67,108 and $65,503, respectively.

According to the appraisal, the Bricktown Square Shopping Center Property is located in the Chicago retail market and the City North retail submarket.  The Chicago retail market vacancy rate ended the first quarter of 2012 at 9.0% while average base rental rates ended the first quarter of 2012 at $16.76 triple net per square foot.  The City North submarket vacancy rate ended the first quarter of 2012 at 5.9% while average base rental rates ended the first quarter of 2012 at $21.49 triple net per square foot. Based on recent leasing activity at the Bricktown Square Shopping Center Property and the analysis of comparable properties, the appraiser concluded triple net market rental rates at the Bricktown Square Shopping Center Property of $10.50 per square foot, $11.00 per square foot, $15.00 per square foot and $23.00 triple net per square foot for anchor, junior anchor, side inline and front inline, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRICKTOWN SQUARE SHOPPING CENTER

The following table presents certain information relating to comparable retail centers for the Bricktown Square Shopping Center Property:

Competitive Set(1)

	Bricktown Square Shopping Center (Subject)	Norridge Commons	Brickyard Mall	Harlem- Foster Shopping Center	Dunning Square	Addison Mall
Location	Chicago, IL	Norridge, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	3.2 miles	0.8 miles	4.5 miles	2.8 miles	6.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	1987/2008	1974/NAV	2004/NAV	1956/NAV	1989/NAV	1985/NAV
Anchors	Babies R Us, The Sports Authority, Capital Fitness	Kmart, Petco, Staples, Bed Bath & Beyond	Jewel/Osco, Marshalls, Office Max	Jewel/Osco, Burlington Coat Factory	Jewel/Osco, T.J. Maxx	Target
Total GLA	292,309 SF	331,882 SF	264,353 SF	280,467 SF	130,867 SF	274,204 SF
Total Occupancy	94%	99%	97%	87%	87%	100%

(1)	Information obtained from the appraisal dated September 26, 2012.

The Sponsor.  The sponsor for the Bricktown Square Shopping Center Mortgage Loan is Bonnie Management Corporation, which was founded in 1974 as a full service commercial real estate firm headquartered in Chicago, Illinois.  The sponsor currently manages properties totaling approximately 1.7 million square feet and ranging from 5,000 square feet to 400,000 square feet.  The properties are located in the Midwest portion of the United States, including Illinois, Wisconsin and California.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Deerfield Embassy Suites

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$32,250,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$32,175,919			Location:	Deerfield Beach, FL
% of Initial Pool Balance:	TBD			Size:	244 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$131,869
Borrower Name:	Deerfield Beach ES Hotel, L.L.C. & Deerfield Beach ES Leasing, L.L.C.
Sponsor:	FelCor Lodging LP			Year Built/Renovated:	1986/2006
Mortgage Rate:	4.940%			Title Vesting:	Fee
Note Date:	September 19, 2012			Property Manager:	Embassy Suites Management LLC
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	70.9% (12/31/2009)
Maturity Date:	October 1, 2022			2nd Most Recent Occupancy (As of):	73.7% (12/31/2010)
IO Period:	None			Most Recent Occupancy (As of):	68.5% (12/31/2011)
Loan Term (Original):	120 months			Current Occupancy (As of):	67.4% (7/31/2012)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$4,342,000 (12/31/2010)
Call Protection:	L(27),GRTR 1% or YM(89),O(4)			2nd Most Recent NOI (As of):	$4,350,000 (12/31/2011)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$4,275,000 (TTM 7/31/2012)
Additional Debt:	Yes
Additional Debt Type:	Future Mezzanine			U/W Revenues:	$13,767,279
				U/W Expenses:	$9,744,043
				U/W NOI:	$4,023,236
				U/W NCF:	$3,472,545
				U/W NOI DSCR:	1.95x
Escrows and Reserve:				U/W NCF DSCR:	1.68x
				U/W NOI Debt Yield:	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.8%
Taxes	$928,457	$77,371	NAP	As-Is Appraised Value:	$50,000,000
Insurance	$4,209	$383	NAP	As-Is Appraisal Valuation Date:	August 1, 2012
FF&E(1)	NAP	NAP	NAP	Cut-off Date LTV Ratio:	64.4%
Seasonality Reserve(2)	$0	$85,000	NAP	LTV Ratio at Maturity or ARD:	52.9%

(1)
The borrower will not be required to deposit monthly FF&E reserves. At the end of each year the borrower will provide appropriate documentation of FF&E expenditures. If the amount expended exceeds 4% of gross revenues for that year, then the borrower will not be required to deposit with the lender any FF&E amounts but instead will be credited from the reserve for the next year the difference between amounts actually expended and 4% of gross revenues. If the opposite is true and borrower provides documentation showing that less than 4% was expended then borrower will deposit with the lender a lump sum representing the difference between 4% and the amount actually expended. This process shall be ongoing throughout the loan term.

(2)
The borrower shall maintain a reserve as additional collateral for the loan with lender sufficient to fund certain projected shortfalls in borrower’s ability to pay debt service due during the Off-Season Period (defined as the calendar months of June through November). Commencing with the payment date occurring in November, 2012 and on each and every In-Season Payment date (defined as the calendar months of December through May, inclusive) thereafter for so long as any portion of the debt remains outstanding, borrower must deposit monthly into the Seasonality Reserve funds in an amount equal to $85,000, as such amount may be adjusted from time to time by lender to reflect projected changes in seasonal income.

The Mortgage Loan.  The mortgage loan (the “Deerfield Embassy Suites Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in an Embassy Suites Hotel located in Deerfield Beach, Florida (the “Deerfield Embassy Suites Property”).  The Deerfield Embassy Suites Mortgage Loan was originated on September 19, 2012 by Prudential Mortgage Capital Company, LLC. The Deerfield Embassy Suites Mortgage Loan had an original principal balance of $32,250,000, has an outstanding principal balance as of the Cut-off Date of $32,175,919 and accrues interest at an interest rate of 4.940% per annum. The Deerfield Embassy Suites Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Deerfield Embassy Suites Mortgage Loan will mature on October 1, 2022.

Following the lockout period, the borrower has the right to prepay the Deerfield Embassy Suites Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Deerfield Embassy Suites Mortgage Loan is prepayable without penalty on or after July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEERFIELD EMBASSY SUITES

Sources and Uses(1)

Sources			Uses
Original trust loan amount	$32,250,000	100.0%	Loan payoff(2)	$17,791,335	55.2%
			Reserves	1,104,610	3.4
			Closing costs	496,737	1.5
			Return of equity	12,857,318	39.9
Total Sources	$32,250,000	100.0%	Total Uses	$32,250,000	100.0%

(1)	The sponsor has approximately $18.4 million of cash equity remaining in the Deerfield Embassy Suites Property based on a cost basis of $50.6 million.
(2)	The debt on the Deerfield Embassy Suites Property was previously held by Bank of America.

The Property.  The Deerfield Embassy Suites Property is a full service hotel located in Deerfield Beach, Florida. The Deerfield Embassy Suites Property is a seven-story hotel, totaling 244 rooms. The hotel site encompasses 2.23 acres and offers a host of amenities including 10,000 square feet of meeting space, a full service restaurant, a 3,300 square foot spa, an outdoor swimming pool, a whirlpool, a fitness center, a business center, a small retail gift shop and coin operated guest laundry. The Deerfield Embassy Suites Property features all suite-style guestroom configurations with balconies located on all sides. Suites located at the end of the Deerfield Embassy Suites Property have wrap-around balconies. Each guestroom includes a bedroom, a living area, two bathrooms, a 32-inch flat screen LCD TV, a dining/work table, a wet bar with small refrigerator and microwave and coffee maker.  The franchise agreement between the Deerfield Embassy Suites Property and Promus Hotels, Inc., an affiliate of Hilton, expires on September 29, 2016.

Market Overview and Competition.  The Deerfield Embassy Suites Property is located in Deerfield Beach, Florida near US Route 1 on an island off the east coast of Deerfield Beach in Broward County, Florida. Primary regional access to the area is provided by US Route 1, which spans the length of Florida along the east coast, paralleling Interstate 95. The Deerfield Embassy Suites Property is located approximately 20 miles north of the Fort Lauderdale-Hollywood International Airport and 12 miles east of the Florida Everglades. The Deerfield Embassy Suites Property is also within walking distance of beachfront to the Atlantic Ocean.

The following table presents certain information relating to the Deerfield Embassy Suites Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Deerfield Embassy Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2012 TTM	67.3%	$145.90	$98.18	67.0%	$178.59	$119.62	99.5%	122.4%	121.8%
12/31/2011	68.1%	$147.06	$100.21	70.0%	$181.14	$126.75	102.8%	123.2%	126.5%
12/31/2010	64.9%	$136.88	$88.77	75.0%	$165.51	$124.14	115.6%	120.9%	139.8%

(1)	Information obtained from a third party hospitality report dated October 18, 2012.

The Sponsor.  The sponsor is FelCor Lodging Limited Partnership, a wholly-owned subsidiary of FelCor Lodging Trust, Inc. (“FelCor Lodging”) that is listed on the New York Stock Exchange. As of August 2012, Felcor Lodging owned 69 hotels and resorts in more than 30 major markets in 22 states. Most are operated under brands such as Doubletree, Embassy Suites Hotels, Fairmont, Hilton, Holiday Inn, Marriott, Renaissance, Sheraton and Westin.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Parkway Centre V

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$31,400,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$31,400,000			Location:	Plano, TX
% of Initial Pool Balance:	TBD			Size:	201,026 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$156.20
Borrower Name:	Sagebrush Partners, LTD.			Year Built/Renovated:	2009/NAP
Sponsor:	Vaughn Randy Heady Jr.			Title Vesting:	Fee
Mortgage Rate:	4.290%			Property Manager:	Stream Realty Partners - DFW, L.P.
Note Date:	November 8, 2012			3rd Most Recent Occupancy (As of):	47.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	78.9% (12/31/2011)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	97.9% (TTM 8/31/2012)
IO Period:	None			Current Occupancy (As of):	92.9% (10/01/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$288,615 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$949,230 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,719,755 (TTM 8/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$4,840,604
Additional Debt Type:	NAP			U/W Expenses:	$1,718,490
				U/W NOI:	$3,122,114
				U/W NCF:	$2,770,304
Escrows and Reserves:				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.9%
Taxes	$117,304	$58,652	NAP	U/W NCF Debt Yield:	8.8%
Insurance	$56,149	$5,104	NAP	As-Is Appraised Value:	$42,600,000
Replacement Reserves	$3,350	$3,350	NAP	As-Is Appraisal Valuation Date:	September 11, 2012
TI/LC(1)	$0	$21,500	$1,000,000	Cut-off Date LTV Ratio:	73.7%
Fitness Evolution Reserve(2)	$1,000,000	NAP	NAP	LTV Ratio at Maturity or ARD:	59.2%

(1)
Leasing reserve collection begins March 1, 2013. Upon request by the borrower, at the beginning of the third loan year the cap may be adjusted to equal $10.00 times the maximum number of square feet expiring in any one calendar year for each year beginning 2015 and ending 24 months subsequent to loan maturity. In the event lease expirations change during this time and the cap would increase the lender will provide notice to the borrower of the higher cap amount.

(2)
In connection with the Litigation (as described above), the borrower has established with the lender a reserve as additional collateral for the loan in the amount of $1,000,000, which represents estimated rental income for the number of months outstanding on the terminated lease plus legal fees. The borrower shall, at all times while the Litigation is outstanding, use commercially reasonable efforts to defend, or cause to be defended, the borrower’s position in the Litigation. Reserve will be released when the borrower needs the funds for settlement purposes, or if the Litigation is dismissed.

The Mortgage Loan.  The mortgage loan (the “Parkway Centre V Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building in Plano, Texas (the “Parkway Centre V Property”).  The Parkway Centre V Mortgage Loan was originated on November 8, 2012 by Prudential Mortgage Capital Company, LLC.  The Parkway Centre V Mortgage Loan had an original principal balance of $31,400,000, has an outstanding principal balance as of the Cut-off Date of $31,400,000 and accrues interest at an interest rate of 4.290% per annum.  The Parkway Centre V Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Parkway Centre V Mortgage Loan matures on December 1, 2022.

Following the lockout period, the borrower has the right to defease the Parkway Centre V Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Parkway Centre V Mortgage Loan is prepayable without penalty on or after September 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

Sources and Uses

Sources			Uses
Original trust loan amount	$31,400,000	100.0%	Purchase price/loan payoff(1)	$21,750,785	69.3%
			Closing Costs	780,924	2.5
			Reserves	1,418,071	4.5
			Return of equity	7,450,220	23.7
Total Sources	$31,400,000	100.0%	Total Uses	$31,400,000	100.0%

(1)	The debt on the Parkway Centre V Property was previously held by Stillwater National Bank and Trust Co.

The Property.  The Parkway Centre V Property is a six-story class A suburban office building containing approximately 201,026 rentable square feet in Plano, Texas.  The Parkway Centre V Property was built in 2009 and is situated on an 8.2-acre parcel along the Dallas Parkway and Parkwood Boulevard. The building includes a brick and stone exterior and a lobby with polished tile finishes and tenant amenities include a 15,606 square foot gymnasium.  Parking is provided by a two-level parking structure as well as additional parking spaces surrounding the building, which account for 797 total spaces and a parking ratio of 3.96 spaces per 1,000 square feet of rentable area.  As of October 1, 2012, the Parkway Centre V Property was 92.9% leased to 30 tenants.

The following table presents certain information relating to the tenancies at the Parkway Centre V Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Montgomery Coscia Greilich LLP	NR/NR/NR	34,631	17.2%	$25.13	$870,144	18.7%	1/31/2017
Aimbridge Hospitality	NR/NR/NR	25,131	12.5%	$25.25	$634,558	13.7%	6/2/2019
VuComp	NR/NR/NR	17,586	8.7%	$25.15	$442,288	9.5%	2/28/2017
Willow Bend Fitness	NR/NR/NR	11,482	5.7%	$23.52	$270,000	5.8%	12/1/2019
Comm Group	NR/NR/NR	9,541	4.7%	$24.75	$236,140	5.1%	5/31/2015
Fifth Third Bank	NR/NR/NR	6,764	3.4%	$24.75	$167,409	3.6%	2/28/2017
Total Major Tenants		105,135	52.3%	$24.93	$2,620,539	56.4%

Non-Major Tenants		81,644	40.6%	$24.77	$2,022,344	43.6%

Occupied Collateral Total		186,779	92.9%	$24.86	$4,642,883	100.0%

Vacant Space(1)		14,247	7.1%

Collateral Total		201,026	100.0%

(1)
Actual vacancy is 1.6%, which includes vacant space on ground floor of 745 square feet, property management office of 756 square feet and owner occupied space of 1,634 square feet. Montgomery Coscia Greilich LLP has two expansion spaces of 5,550 square feet and 4,460 square feet that were underwritten as vacant due to a termination option that can be exercised at any time with six months notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

The following table presents certain information relating to the lease rollover schedule at the Parkway Centre V Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	6	22,334	11.1%	22,334	11.1%	$553,395	$24.78
2015	5	20,856	10.4%	43,190	21.5%	$511,545	$24.53
2016	5	13,368	6.6%	56,558	28.1%	$333,345	$24.94
2017	8	81,066	40.3%	137,624	68.5%	$2,016,792	$24.88
2018	3	5,960	3.0%	143,584	71.4%	$152,117	$25.52
2019	2	36,613	18.2%	180,197	89.6%	$904,558	$24.71
2020	1	6,582	3.3%	186,779	92.9%	$171,132	$26.00
2021	0	0	0.0%	186,779	92.9%	$0	$0.00
2022	0	0	0.0%	186,779	92.9%	$0	$0.00
Thereafter	0	0	0.0%	186,779	92.9%	$0	$0.00
Vacant	0	14,247	7.1%	201,026	100.0%	$0	$0.00
Total/Weighted Average	30	201,026	100.0%			$4,642,883	$24.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Parkway Centre V Property:

Historical Occupancy Percentages(1)

12/31/2010	12/31/2011	TTM 8/31/2012
47%	79%	98%

(1)	Information obtained from borrower rent rolls.

Market Overview and Competition.  According to the appraisal, the Parkway Centre V Property is located in suburban Plano, Texas, and is located approximately 22 miles north of the Dallas central business district.  The Parkway Centre V Property is located along the Dallas Parkway, a feeder road to the Dallas Tollway.  In addition, the Parkway Centre V Property is located approximately two miles south of the 2,655 acre Legacy Business Park, a major master-planned business, retail, commercial and residential community that is home to various Fortune 500 corporate/regional headquarters.  The population within a three-mile and five-mile radius of the Parkway Centre V Property is 112,735 and 308,746, respectively.  The estimated average household income within the same three-mile and five-mile radii is $108,171 and $100,051, respectively.

According to the appraisal, the Parkway Centre V Property is located within the West Plano/Upper Tollway office submarket, which contains approximately 14.1 million square feet of office space.  The submarket vacancy is approximately 10.2% as of the second quarter of 2012. The appraiser estimated average modified gross market rents of $25.00 per square foot for the office space at the Parkway Centre V Property.

The following table presents certain information relating to some comparable office properties provided in the appraisal for the Parkway Centre V Property:

Competitive Set(1)

	Parkway Centre V (Subject)	Lincoln Legacy One	One Legacy Circle	Park Center Office	Parkway Centre IV	Three Legacy Tower Center
Location	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX
Distance from Subject	--	2.7 miles	3.4 miles	0.8 miles	1.4 miles	2.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2009/NAP	2006/NAP	2008/NAP	2000/NAP	2006/NAP	2006/NAP
Total GLA	201,026 SF	207,834 SF	214,110 SF	234,740 SF	157,350 SF	156,107 SF
Total Occupancy	98%	99%	100%	91%	77%	100%

(1)	Information obtained from the appraisal dated September 24, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY CENTRE V

The Sponsor.   The sponsor for the Parkway Centre V Mortgage Loan is Vaughn Randy Heady Jr.  Vaughn Randy Heady Jr. has developed over two million square feet of office properties within the Dallas area in the past 35 years.  Vaughn Randy Heady Jr. has also served on the board of governors of the Commercial Investment Division from 1975-1977 and has served on the board of directors of Republic Bank Richardson from 1980 to 1987.

The sponsor reported that the borrower and the sponsor are named defendants in a civil case in the 296th District Court, Collins County, Texas, titled Cause Number 296-00529-2010; Fitness Evolution, LP and Joseph Mulroy v. Headhunter Fitness, LLC, et. al. (the “Litigation”) brought by Fitness Evolution, LP and Joseph Mulroy, the guarantor of a tenant at an unrelated property, to reoup monies paid in connection with the termination of the tenant’s lease. The borrower established a reserve with the lender, which is estimated to sufficiently address damages related to any outcome adverse to the defendants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C10	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Jeff Wilson	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Matthew Orrino	Tel. (212) 214-5608	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.